DEED OF LEASE

By and Between

SUNRISE CAMPUS INVESTORS, LLC,
("Landlord")

and

TIER TECHNOLOGIES, INC.,
("Tenant")

* * * * * *

The Campus at Sunrise
Reston, Virginia

TABLE OF CONTENTS

		Page
1.	BASIC LEASE TERMS	1
2.	PREMISES	2
3.	TERM AND COMMENCEMENT OF TERM	3
4.	RENT	4
5.	SECURITY DEPOSIT	11
6.	USE	12
7.	ASSIGNMENT AND SUBLETTING	14
8.	IMPROVEMENTS AND FIXTURES	16
9.	UTILITIES AND SERVICES	18
10.	RIGHTS OF LANDLORD	19
11.	LIABILITY	21
12.	INSURANCE	22
13.	FIRE OR CASUALTY	23
14.	EMINENT DOMAIN	24
15.	SUBORDINATION AND ESTOPPEL CERTIFICATES	25
16.	DEFAULT AND REMEDIES	26
17.	BANKRUPTCY	29
18.	PAYMENT OF TENANT'S OBLIGATIONS BY LANDLORD AND UNPAID RENT	30
19.	VOLUNTARY SURRENDER	30
20.	ABANDONMENT OF PERSONAL PROPERTY	30
21.	HOLD-OVER	30
22.	OPTION TO EXTEND TERM	31
23.	PARKING	32
24.	NOTICES	32
25.	BROKERS	32

26. ENVIRONMENTAL CONCERNS 33

27. LANDLORD'S LIEN 34

28. RULES AND REGULATIONS 34

29. QUIET ENJOYMENT 34

30. MORTGAGEE PROTECTION 35

31. ROOF ACCESS 35

32. RIGHT OF FIRST OFFER 37

33. GENERATOR AND SUPPLEMENTAL HVAC EQUIPMENT 38

34. SIGNAGE 39

35. MISCELLANEOUS PROVISIONS 39

LIST OF EXHIBITS

EXHIBIT A: Demised Premises

EXHIBIT B: Leasehold Improvements

EXHIBIT C: Declaration of Commencement Date

EXHIBIT D: Rules and Regulations

EXHIBIT E: Fitness Center Waiver

EXHIBIT F: Exterior Sign Specifications

EXHIBIT G: HVAC Specifications

EXHIBIT H: Subordination, Non-Disturbance and Attornment Agreement

EXHIBIT I: Reserved Parking Spaces

DEED OF LEASE

THIS DEED OF LEASE (this "Lease") is made as of the 9th day of December, 2009 (the "Effective Date"), by and between **SUNRISE CAMPUS INVESTORS, LLC**, a Virginia limited liability company ("Landlord") and **TIER TECHNOLOGIES, INC.**, a Delaware corporation ("Tenant"), who agree as follows:

1. **BASIC LEASE TERMS.** The following terms shall have the following meanings in this Lease:

a.	**Premises:**	Approximately 25,583 rentable square feet of space comprised of the entire third (3rd) floor of the Building (described in Section 1b, below), all as outlined on the floor plan attached hereto as Exhibit A.*

[*subject to adjustment as provided for in this Lease]

b.	**Building:**	11130 Sunrise Valley Drive, Reston, Virginia, containing approximately 67,288 rentable square feet of space.*

[*subject to adjustment as provided for in this Lease]

c.	**Complex**	The Building is part of a complex with 11180 Sunrise Valley Drive (78,648 RSF) and 11190 Sunrise Valley Drive (108,409 RSF) and land known as the Campus at Sunrise.
d.	**Commencement Date:**	"**Commencement Date**" shall mean the date of full execution of this Lease by both parties. The "**Rent Commencement Date**" shall mean May 1, 2011.
	Term:	Seven (7) years from the Rent Commencement Date.
e.	**Initial Annual Base Rent* **:**	$24.00 per rentable square foot $613,992.00 per annum $51,166.00 per month

[*subject to adjustment and/or escalation as provided for in this Lease; **net of electric]

f.	**Base Year:**	2010
g.	**Tenant's Pro Rata Share of Operating Expenses:**	38.02%*
	Tenant's Pro Rata Share of Real Estate Taxes:	38.02%*

[*subject to adjustment as provided for in this Lease]

	Building's Share of the Complex	26.46%

h. Address for Notices:

To Landlord:	c/o BPG Properties, LTD 11130 Sunrise Valley Drive, Suite 100 Reston, Virginia 20191 Attention: Asset Manager Fax: 703-391-1499 AND c/o BPG Properties, LTD 770 Township Line Road, Suite 150 Yardley, Pennsylvania 19067 Attention: General Counsel Fax: 215-569-0329
To Tenant (before occupancy):	Tier Technologies c/o Director, Corporate Administration 10780 Parkridge Boulevard, Suite 400 Reston, Virginia 20191
To Tenant (after occupancy):	At the Premises

i. Security Deposit: A cash deposit equal to $153,498.00 (i.e. three (3) monthly installments of the Initial Annual Base Rent).

2. PREMISES.

a. **Premises.** In consideration of Tenant's agreement to pay Annual Base Rent (hereinafter defined) and Additional Rent (hereinafter defined) and subject to the covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires and leases the Premises from Landlord, upon the terms and conditions set forth herein. The rentable square footage of the Premises has been determined in accordance with the Building Owners and Managers Association (BOMA) Standard Method of Measurement (ANSI/BOMA Z65.1 - 1996) (the "BOMA Standard"). The lease of the Premises to Tenant includes the right, together with other tenants of the Building and members of the public, to use the common public areas of the Land (hereinafter defined) and the Building, but includes no other rights not specifically set forth herein. Landlord shall have the right to adjust the rentable area of the Premises if there is manifest error, addition, subtraction or change to the Building or Complex of which the Building is a part, re-measurement or other circumstance reasonably justifying adjustment, from time to time in accordance with the BOMA Standard and to incorporate the results of such adjustment or re-measurement into the terms of this Lease by revising the rentable square footage of the Premises and/or the Building and/or Complex and adjusting the Rent (as hereinafter defined), Tenant's Percentage Share of Operating Expenses and Tenant's Percentage Share of Real Estate Taxes prospectively on a prorated basis to reflect such revised rentable square footage of the Premises and/or Building. Upon either party's request, any modifications to the rentable square footage of the Premises and/or the Building and adjustment to the Rent, Tenant's Percentage Share of Operating Expenses and Tenant's Percentage Share of Real Estate Taxes shall be confirmed in an amendment to this Lease signed by both parties.

b. **Improvements.**

(i) Landlord shall deliver the Premises to Tenant in their "as-is" condition except as otherwise provided in this Lease; provided, however, that Landlord shall construct in the Premises, at Landlord's sole cost and expense, the Landlord Improvements (as defined in the attached Exhibit B).

Tenant shall construct all other improvements to the Premises (the "Tenant's Work") at Tenant's sole cost and expense, subject, however, to application of the Improvements Allowance (hereinafter defined), all in accordance with the terms of Exhibit B. In the event that Landlord and Tenant have not finally agreed upon the scope and details of the Tenant's Work as of the Effective Date, Tenant's submission to Landlord of plans and specifications detailing such work shall be subject to Landlord's reasonable written approval in accordance with Exhibit B. The Tenant's Work shall be subject to Landlord's prior written approval as provided in Exhibit B, and Tenant shall insure that all of the Tenant's Work complies with all applicable building codes, laws and regulations (including without limitation the Americans with Disabilities Act). The Tenant's Work shall be constructed in strict accordance with the terms of Exhibit B.

(ii) The cost of all design, architectural and engineering work, demolition costs, construction costs, construction supervision, contractors' overhead and profit, licenses and permits, and all other costs and expenses incurred in connection with the Tenant Improvements shall be at Tenant's sole cost and expense, subject to the application of the Improvements Allowance. Landlord shall pay the Improvements Allowance as provided in Exhibit B. All costs incurred with respect to Tenant's Work in excess of the Improvement Allowance shall be paid by Tenant.

c. Access to Premises Prior to Commencement Date. Landlord shall deliver the Premises to Tenant on the Effective Date for construction by Tenant of Tenant's Work. Landlord shall complete the Landlord Improvements set forth in Exhibit B hereto within thirty (30) days of the Effective Date.

d. Acceptance. Except as otherwise expressly set forth in Exhibit B hereto, the taking of possession of the Premises by Tenant shall constitute an acknowledgment by Tenant that the Premises is in good condition, and that Landlord has provided or constructed any improvements required to be made by Landlord as of the Commencement Date.

3. TERM AND COMMENCEMENT OF TERM.

a. Term. This Lease shall be in full force and effect from the Effective Date. The term of this Lease (the "Term") shall commence on the Rent Commencement Date and shall expire seven (7) years thereafter (the "Lease Expiration Date"), unless such Term is otherwise extended or terminated in accordance with the terms hereof. As used herein, the "Rent Commencement Date" shall mean May 1, 2011. As used herein, the term "Lease Year" means (a) each twelve (12)-month period commencing on the Commencement Date, except that if the Commencement Date does not occur on the first day of a calendar month, the first Lease Year shall commence on the Commencement Date and terminate on the last day of the twelfth (12th) full calendar month after the Commencement Date, and (b) each successive period of twelve (12) calendar months thereafter during the Term. Reference is made to the form of Declaration of Commencement Date (the "Declaration") attached hereto as Exhibit C. After the Commencement Date Landlord shall complete the Declaration and deliver the completed Declaration to Tenant. Within five (5) days after Tenant receives the completed Declaration from Landlord, Tenant shall execute and return the Declaration to Landlord to confirm the Commencement Date, the Term and the actual number of rentable square feet in the Premises (subject to adjustment as provided in Section 2a above). Failure to execute the Declaration shall not affect the commencement or expiration of the Term.

b. Early Termination. Tenant shall have the right to terminate the Lease effective April 30, 2016 (the "Early Termination Date"), provided: (i) Tenant delivers a written notice to Landlord of its intention to terminate no later than April 30, 2015, time being of the essence; (ii) Tenant is not in Default following any applicable cure period under the Lease from the time such notice is delivered until the Early Termination Date; and (iii) Tenant delivers to Landlord a payment (the "Termination Fee") equal to the unamortized portion of the Improvement Allowance, abated Rent (i.e. Base Rent otherwise payable for the period from the date Tenant occupied the Premises for the purpose of conducting its business to the Rent Commencement Date), and brokerage commissions incurred by Landlord in this transaction, calculated on a straight line basis, including interest thereon from the date of expenditure until Tenant's payment, at the rate of eight percent (8%) per annum. Fifty percent (50%) of the Termination Fee shall by payable on the date Tenant provides its notice to Landlord in accordance with Subsection (i), above,

and the remaining fifty percent (50%) shall be payable on or before the Early Termination Date. If Tenant fails to timely exercise this Termination Option, or to pay all of the Termination Fee as and when provided herein, Tenant, at Landlord's sole option, shall be deemed to have waived all of its rights to terminate this Lease as of the Early Termination Date. If Tenant pays the initial fifty percent (50%) Termination Fee, then for any reason does not vacate the Premises, Landlord shall credit any portion of the Termination Fee so paid against future rent obligations accruing hereunder.

4. RENT. Beginning on the Commencement Date, Tenant covenants and agrees to pay as Rent (hereinafter defined) for the Premises the following amounts set forth in this Section 4 and as otherwise provided in this Lease; provided, however, that the Annual Base Rent shall be abated until the Rent Commencement Date. "Additional Rent" shall mean such costs, expenses, charges and other payments to be made by (or on behalf of) Tenant to Landlord (or to a third party if required under this Lease), whether or not the same be designated as such. "Rent" or "rent" shall mean all Annual Base Rent (hereinafter defined) and Additional Rent due hereunder.

a. Annual Base Rent.

(i) During each Lease Year, Tenant shall pay the annual base rent in the amount set forth in Section 1e hereof, subject, however, to annual adjustments thereto set forth below and/or any adjustment provided for in Section 2a hereof (the "Annual Base Rent"). Annual Base Rent shall be payable in equal monthly installments (the "Monthly Base Rent"), in advance, on the first (1st) day of each calendar month during the Term. Effective on April 1, 2011 and each April 1st thereafter during the Term, the Annual Base Rent shall be increased as provided in Section 4b hereof.

(ii) In addition to the payment of Annual Base Rent, Tenant shall be responsible for the payment of Tenant's Pass-Through Costs (hereinafter defined) pursuant to Section 4c hereof.

(iii) All installments of Monthly Base Rent shall be payable in advance, with the first (1st) monthly installment due and payable by Tenant to be paid upon execution of this Lease. If the Commencement Date shall be a day other than the first day of a calendar month, (1) the Annual Base Rent for the first (1st) Lease Year shall be an amount equal to the sum of (x) the amount of Monthly Base Rent for the partial month in which the Commencement Date occurs, plus (y) the amount of the Annual Base Rent set forth in Section 1e above, and (2) Monthly Base Rent for such partial month shall be the prorated amount of the Monthly Base Rent payable hereunder during the first (1st) Lease Year, which proration shall be based upon the actual number of days of such partial month. The prorated Monthly Base Rent for such partial month shall be payable on the first (1st) day of the calendar month after the month in which the Commencement Date occurs.

b. Annual Base Rent Adjustment. Commencing on the April 1, 2011 and each April 1st thereafter during the Term (the "Adjustment Date"), Annual Base Rent shall be increased by an amount (the "Adjustment Amount") equal to two and three quarters percent (2.75%) of the Annual Base Rent for the immediately-preceding Lease Year. On the Adjustment Date, Monthly Base Rent shall be increased by an amount equal to one-twelfth (1/12th) of such Adjustment Amount. Adjustments to Annual Base Rent pursuant to this Section 4b shall be in addition to the Additional Rent sent forth in Section 4c below.

Period	Annual Base Rent Per Square Foot	Monthly Base Rent
5/1/11 - 3/31/12	$24.66	$52,573.07
4/1/12 - 3/31/13	$25.34	$54,018.82

4/1/13 - 3/31/14	$26.03	$55,504.34
4/1/14 - 3/31/15	$26.75	$57,030.71
4/1/15 - 3/31/16	$27.49	$58,599.06
4/1/16 - 3/31/17	$28.24	$60,210.53
4/1/17 - 3/31/18	$29.02	$61,866.32
4/1/18 - 4/30/18	$29.82	$63,567.64
Rent commences on May 1, 2011, but escalations occur on April 1, 2011 and each subsequent April 1 thereafter.		

c. **Tenant's Pass-Through Costs.**

(i) As used in this Lease:

(1) "Operating Expenses" shall mean any and all expenses, costs and disbursements (but not specific costs billed to and paid by specific tenants) of every kind and nature incurred by Landlord in connection with the ownership, management, operation, maintenance, protection servicing and repair of the Building and appurtenances thereto, including without limitation the common areas thereof, and the land underlying the Building (the "Land"), including but not limited to employees' wages, salaries, welfare and pension benefits and other fringe benefits; payroll taxes; telephone service; painting of common areas of the Building; exterminating service; electricity for the Common Areas; detection and security services; concierge services; premiums for fire and casualty, liability, rent, workmen's compensation, sprinkler, water damage and other insurance; repairs and maintenance; building supplies; uniforms and dry cleaning; snow removal; trash removal; janitorial and cleaning supplies; and janitorial and cleaning services; window cleaning; service contracts for the maintenance of elevators, boilers, HVAC and other mechanical, plumbing and electrical equipment; fees for all licenses and permits required for the ownership and operation of the Land and the Building; business license fees and taxes, including those based on Landlord's rental income from the Building; operational costs to achieve compliance with any governmental laws, rules, orders or regulations, and excluding capital expenses associated therewith except to the extent specifically set forth below; the cost of acquisition, repair, maintenance and replacement of seasonal Building decoration; association dues, fees or other assessments for maintenance of offsite improvements serving or benefiting the Building; special assessments, fees, penalties and other charges and costs for transit, transit encouragement traffic reduction programs, or any similar purpose; the rental value of the management office maintained in the Building; all costs of operating, maintaining and replacing equipment in any health and fitness facility which may be located in the Building; sales, use and personal property taxes payable in connection with tangible personal property and services purchased for the management, operation, maintenance, repair, cleaning, safety and administration of the Land and the Building; legal fees; accounting fees relating to the determination of Operating Expenses and the tenants' share thereof and the preparation of statements required by tenants' leases; management fees (equal to four percent (4%) of gross revenues for the Building, grossed up for one hundred percent (100%) occupancy, exclusive of any Base Year rental abatements) whether or not paid to any person having an interest in or under common ownership with Landlord; purchase and installation of indoor plants in the common areas of the Building; and landscaping maintenance and the purchase and replacement of landscaping services, plants and shrubbery. Landlord shall have the obligation to equitably allocate between the buildings in the Complex an appropriate portion of those Operating Expenses which are incurred with respect to the Complex. If

Landlord makes an expenditure for a capital improvement to the Land and/or the Building by installing energy conservation or labor-saving devices to reduce Operating Expenses (to the extent they conserve energy or reduce labor), or to comply with any law, ordinance or regulation pertaining to the Land and/or the Building, and if, under generally accepted accounting principles, such expenditure is not a current expense, then the cost thereof shall be amortized over a period equal to the useful life of such improvement, determined in accordance with generally accepted accounting principles, and the amortized costs allocated to each calendar year during the Term, together with an imputed interest amount calculated on the unamortized portion thereof using an interest rate of eight percent (8%) per annum, shall be treated as an Operating Expense. In addition, in the event the Base Year does not include maintenance and services which would normally be included in Operating Expenses for a typical Lease Year, the operating expenses for the Base Year shall be equitably adjusted in include such maintenance and services. Notwithstanding any provision contained in this Lease to the contrary, "Operating Expenses" shall not include: (i) marketing and promotional costs, including but not limited to real estate brokerage commissions, attorneys' fees in connection with the negotiation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions; (ii) costs incurred by Landlord due to any violations of the terms and conditions of any lease of space or occupancy agreement in the Building, but only to the extent that such costs would not have been incurred but for such violation; (iii) all items and services for which Landlord is reimbursed by tenants in the Building (including Tenant); (iv) costs arising from the presence or removal (which is required in compliance with any governmental laws, ordinances, regulations or orders which are enacted prior to the Commencement Date) of Hazardous Materials (hereinafter defined) located in the Building or the Land on the Commencement Date; (v) depreciation of the Building or Landlord's property therein, except as otherwise expressly permitted to be included in Operating Expenses pursuant to the terms of this Section; (vi) interest on an amortization of debts; (vii) the cost of leasehold improvements made for existing or future tenants of the Building; (viii) refinancing costs; (ix) premiums for insurance obtained by Landlord covering its directors and officers; (x) Landlord's general corporate overhead and general and administrative expenses; (xi) fines and penalties payable by Landlord to governmental authorities for violations of law including late payments; (xii) the cost of any work or service performed for any tenant or occupant of the Building to the extent that such work or service is not available to Tenant pursuant to the provisions of this Lease; (xiii) the cost of correcting defects in the initial construction of the Building, except that conditions resulting from ordinary wear and tear and not occasioned by construction defects shall not be deemed defects for the purposes of this category; (xiv) reserves for anticipated future expenses; (xv) fines and/or penalties asserted against Landlord for the late payment of monies due; (xvi) wages and benefits in respect of any employees of Landlord (or Landlord's affiliates) above the grade of property manager, unless and to the extent that said employee is providing services relating to the operation, maintenance or repair of the Building in which case the percentage of said employee compensation is allowed as relates to the percentage of the employees' time spent at the Building; (xvii) costs incurred in connection with retail space in the Building to the extent such costs exceed those that would have been incurred had such space been used for general office purposes; (xviii) capital expenditures, except for Permitted Capital Expenditures; (xix) costs arising from the negligence or fault of Landlord or its agents, (xx) costs and expenses incurred by Landlord for services which are duplicative of or are normally included in any management fees paid by Landlord; (xxi) that portion of any Operating Expense that is paid to any entity affiliated with Landlord that is materially in excess of the amount that would otherwise be paid to an entity that is not affiliated with Landlord for the provision of the same service; (xxii) rental for personal property leased to Landlord except for rent for personal property leased to Landlord the purchase price for which, if purchased, would be included (in whole or part) in Operating Expenses in the year of purchase; (xxiii) attorney's fees and disbursements, brokerage commissions, transfer taxes, recording costs and taxes, title insurance premiums, title closer's fees and gratuities and other similar costs incurred in connection with the sale or transfer of an interest in Landlord (including any restructuring, recapitalization or similar events or activities) or the Building; (xxiv) the costs of all sculptures, paintings, and other works of art, and any costs and expenses related to the display or maintenance thereof; and (xxv) costs of increases in insurance premiums to the extent such increase is solely attributable to the use, occupancy or act of another tenant; (xxvi) the cost of repairs incurred by reasons of fire or other casualty or condemnation to the extent that either (a) Landlord is compensated therefor through proceeds of insurance or condemnation awards; or (b) Landlord is not fully compensated therefor due to the failure of Landlord to obtain the insurance required under this Lease against such fire

or casualty or the decision of Landlord to self-insure; or (c) if Landlord is not fully compensated by reason of the coinsurance provisions of its insurance policies due to Landlord's failure to obtain and maintain a sufficient amount of insurance coverage; (xxvii) income or franchise taxes or such other taxes imposed upon or measured by Landlord's net income from the operation of the Building; (xxviii) rentals and other related expenses incurred in leasing air-conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature; (xxix) recordation and transfer taxes and transfer gain taxes, including, without limitation, any such taxes incurred if this Lease is recorded; (xxx) the cost of installing, operating, and maintaining any specialty facility such as an observatory, broadcasting facility, day care facility, conference facility, recreational club (but excluding a fitness center, so long as the expenses associated with the fitness center are prorated to all tenants in the Complex), restaurant or luncheon club, or theater; (xxxi) costs or payments associated with Landlord's obtaining air rights or development rights; (xxxii) costs for relocating tenants; (xxxiii) intentionally omitted; (xxxiv) costs of insurance against, or the portion of Landlord's insurance premiums allocable to, acts of terrorism, in excess of $0.60 per square foot of rentable area of the Building per annum, except, that the aforesaid limit shall increase on a cumulative and compounded basis by three percent (3%) per annum, commencing on the first anniversary of the Commencement Date and each subsequent anniversary thereof; (xxxv) bad debt losses suffered by Landlord and reserves therefor; (xxxvi) costs of promoting Building tenant relations activities (e.g., holiday gifts and lobby entertainment); (xxxvii) costs related to management of the Building that, under a market-based management agreement with an unaffiliated management company providing for a management fee at the rate provided for in this Lease, would be borne by the management company, including, without limitation, the manager's general corporate overhead and general administrative and home office expenses; and (xxxiii) Operating Expenses shall be net of all discounts and reduced by all rebates actually received by Landlord. There shall be no duplication of costs or reimbursements. Despite the foregoing, Operating Expenses shall not include new services or items that are not included in the Operating Expenses but were generally provided to the tenants of first-class office buildings in the Reston, Virginia submarket in 2010; provided however that if Landlord undertakes to provide new services or items to tenants in the Building that are not included in the Operating Expenses during calendar year 2010, then Landlord may do so if Landlord includes in the Operating Expenses for the Base Year the costs incurred by Landlord during the first twelve (12) months that such new services or items are provided. In the event that any costs with respect to the operation and management of the Building is allocated by Landlord among the Building and any other building owned by Landlord, those costs which are reasonably allocated by Landlord to the Building shall be included in the calculation of Operating Expenses.

(2) **"Real Estate Taxes"** shall mean all taxes, assessments and charges levied upon or with respect to the Land, the Building and any improvements adjacent thereto (computed as payable in installments as permitted by law regardless of whether so paid), including without limitation vault rents, if any, franchise taxes, any business improvement district tax, fee or assessment, any public facility tax, fee or assessment (including any transportation-related taxes), any tax, fee or excise on rents, on the square footage of the Premises including the Fairfax County Business License Tax, on the act of entering into this Lease, on the use or occupancy of Tenant, on account of the rent hereunder or the business of renting space now or hereafter levied or assessed against Landlord by the United States of America or the state, county, city or town in which the Building is located, or any political subdivision, public corporation, district or other political or public entity; and any other tax to the extent that such tax is imposed in lieu of or in addition to such Real Estate Taxes. Legal and consulting fees, costs and disbursements incurred by Landlord in connection with any proceedings for appeal or reduction of any Real Estate Taxes shall also be considered Real Estate Taxes for the year in question. The foregoing notwithstanding, Real Estate Taxes shall not include: (i) any franchise, corporation, income, excess profits taxes or, grantor's and recordation net profits tax which may be assessed against Landlord, (ii) transfer, grantor's and recordation taxes assessed against Landlord, (iii) penalties or interest on any late payments of Landlord, (iv) personal property taxes of Tenant, (v) any rental or other charges or fee imposed upon Landlord in connection with the lease or use of any vault space, (vi) estate taxes, inheritance taxes, succession taxes, (vii) gift taxes, (viii) unincorporated business tax, or (ix) taxes on personal property of Landlord not used in connection with the operation, repair or maintenance of the Building, or (x) special taxes instituted for transportation improvements (unless the Base Year Real Estate Taxes are grossed up to reflect the addition of this item of cost to Real Estate Taxes). Real Estate Taxes also shall exclude any interest or penalties arising by reason of the late payment of same, provided

Tenant has timely made all payments of Tenant's Share of Increases in Real Estate Taxes as required hereunder.

(3) **"Tenant's Pro Rata Share of Operating Expenses,"** as of the date hereof, shall be as provided in Section 1g, representing the ratio that the rentable area of the Premises bears to the total rentable area of office space in the Building. If either the rentable area of the Premises or the total rentable area of the Building shall be increased or decreased, as reasonably determined by Landlord in accordance with the BOMA Standard, Tenant's Pro Rata Share of Operating Expenses shall be adjusted accordingly, as provided in Section 2a above.

(4) **"Tenant's Pro Rata Share of Real Estate Taxes,"** as of the date hereof, shall be as provided in Section 1g, representing the ratio that the area of the Premises bears to the total rentable area of the Building. If either the rentable area of the Premises or the total rentable area of the Building shall be increased or decreased, as reasonably determined by Landlord, Tenant's Pro Rata Share of Real Estate Taxes shall be adjusted accordingly, as provided in Section 2a above.

(5) **"Base Year"** means calendar year 2010.

(ii) Commencing January 1, 2011, and thereafter during each calendar year of the Term, if the total amount of Operating Expenses for the Building exceeds the amount of Operating Expenses in the Base Year, then Tenant shall pay to Landlord, as Additional Rent, an amount which is the product of (1) the amount of such increase in Operating Expenses, multiplied by (2) Tenant's Pro Rata Share of Operating Expenses. Tenant's Pro Rata Share of Operating Expenses for any partial calendar year during the Term shall be determined by multiplying the amount of Tenant's Pro Rata Share of Operating Expenses for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Term and the denominator of which is three hundred sixty five (365). If, in any calendar year during the Term, the amount of Real Estate Taxes exceeds the amount of Real Estate Taxes for the Base Year, then Tenant shall pay, as Additional Rent, an amount which is the product of (x) the amount of such increase in Real Estate Taxes, multiplied by (y) Tenant's Pro Rata Share of Real Estate Taxes. Tenant's Pro Rata Share of Real Estate Taxes for any partial calendar year during the Term shall be determined by multiplying the amount of Tenant's Pro Rata Share of Real Estate Taxes for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Term and the denominator of which is three hundred sixty five (365).

(iii) If, at any time during the Base Year, or during any subsequent calendar year ("Subsequent Year"), less than ninety-five percent (95%) of the total rentable square feet of office space in the Building is occupied by tenants, the amount of Operating Expenses for the Base Year, or for any such Subsequent Year, as the case may be, shall be deemed to be the amount of Operating Expenses as reasonably estimated by Landlord that would have been incurred if the percentage of occupancy of the Building during the Base Year or any such Subsequent Year was ninety-five percent (95%). If, at any time during any calendar year, any part of the Building is leased to a tenant (hereinafter referred to as a "Special Tenant") who, in accordance with the terms of its lease, provides its own utilities, cleaning or janitorial services or other services or is not otherwise required to pay a share of Operating Expenses in accordance with the methodology set forth in this Section 4c, and Landlord does not incur the cost of such services, Operating Expenses for such calendar year shall be increased by the additional costs for cleaning and janitorial services and such other applicable expenses as reasonably estimated by Landlord that would have been incurred by Landlord if Landlord had furnished and paid for cleaning and janitorial services and such other services for the space occupied by the Special Tenant, or if Landlord had included such costs in "operating expenses" as defined in the Special Tenant's lease.

(iv) If, during the Base Year or during any Subsequent Year thereafter, the amount of Real Estate Taxes payable by Landlord with respect to the Land and the Building does not reflect an assessed value of the Building equal to or greater than the then-current Fully Assessed Value (hereinafter defined) of the Building, then in such event Landlord shall increase the amount of Real Estate Taxes hereunder for the Base Year or any Subsequent Year, as the case may be, to reflect such Fully Assessed Value for the calendar year in question. As used herein, the term "Fully Assessed Value" means the value of the Building, for the purpose of Real Estate Tax assessment by the appropriate officials of

Fairfax County, Virginia, using the income method of valuation then being employed by Fairfax County, Virginia, based upon the following assumptions for valuation purposes: (A) the Building is substantially completed; (B) the Building is ninety-five percent (95%) leased; and (C) in the event of vacancy or rent abatement in the Building then the rate on that space shall be the "average" rental rate for valuation purposes shall be the applicable rental rate then being used by Fairfax County for the Building and/or buildings comparable to the Building in Reston, Virginia.

(v) During the month of December, 2010, and thereafter during the month of December of each Lease Year, Landlord shall use reasonable efforts to furnish to Tenant a statement of Landlord's estimate of Tenant's Pass-Through Costs for the next calendar year. "Tenant's Pass-Through Costs" shall be an amount equal to the sum of (1) Tenant's Pro Rata Share of Operating Expenses multiplied by the difference between Operating Expenses incurred during any calendar year during the Term, and Operating Expenses incurred in the Base Year; plus (2) Tenant's Pro Rata Share of Real Estate Taxes multiplied by the difference between Real Estate Taxes for any calendar year during the Term and Real Estate Taxes incurred during the Base Year. Such statement shall show the amount of Tenant's Pass-Through Costs, if any, payable by Tenant for such calendar year pursuant to this Section 4c on the basis of Landlord's estimate. Commencing on January 1, 2011, and continuing on each monthly rent payment date thereafter until further adjustment pursuant to this Section 4c(v), Tenant shall pay to Landlord one-twelfth (1/12) of the amount of said estimated Tenant's Pass-Through Costs. Within one hundred twenty (120) days after the expiration of each calendar year during the Term, Landlord shall furnish to Tenant a statement (the "Expense Statement") showing the actual Operating Expenses and Real Estate Taxes for such calendar year. The Expense Statement shall be conclusive and binding on Tenant, unless objected to in writing by Tenant within sixty (60) days following Tenant's receipt thereof. In case of an underpayment, Tenant shall, within thirty (30) days after the receipt of such statement, pay to Landlord an amount equal to such underpayment. In case of an overpayment, Landlord shall credit the next monthly rental payment by Tenant with an amount equal to such overpayment. Additionally, if this Lease shall have expired, Landlord shall apply such excess against any sums due from Tenant to Landlord and shall refund any remainder to Tenant within forty-five (45) days after the expiration of the Term.

(vi) Within sixty (60) days of receipt of any Expense Statement, Tenant shall be entitled to the following audit right with respect to such Expense Statement. Such audit right shall be exercisable by Tenant providing Landlord with a written notice of its exercise of such audit right. If within sixty (60) days after Landlord's receipt of Tenant's written notice and statement, Landlord and Tenant are unable to resolve Tenant's objections, then not later than fifteen (15) days after the expiration of such sixty (60)-day period, Tenant shall deliver to Landlord written notice (the "Audit Notice") that it wishes to employ on an hourly rate or fixed fee (and not a contingency fee) basis an independent certified public accounting firm reasonably acceptable to Landlord to inspect and audit Landlord's books and records relating to the objections raised in Tenant's statement. If Tenant elects to employ such accountant as set forth above, then Tenant shall deliver to Landlord a confidentiality and nondisclosure agreement reasonably satisfactory to Landlord executed by such accountant, and provide Landlord not less than fifteen (15) days' notice of the date on which the accountant desires to examine Landlord's books and records at the Building during regular business hours; provided, however, that such date shall be between thirty (30) and ninety (90) days after Tenant delivers to Landlord the Audit Notice. Such audit shall be limited to a determination of whether Landlord calculated the Expense Statement in accordance with the terms and conditions of this Lease. Except as otherwise expressly set forth below, all costs and expenses of any such audit shall be paid by Tenant. Any audit performed pursuant to the terms of this Section 4.c(vi) shall be conducted only by an independent certified public accounting firm acceptable to Landlord. Notwithstanding anything contained herein to the contrary, Tenant shall be entitled to exercise its right to audit pursuant to this Section 4.c(vi) only in strict accordance with the foregoing procedures and each such audit shall relate only to the most recent calendar year covered by the audited Expense Statement; provided, however, if (A) such audit indicates that there was a demonstrated error in the calculation of a component of Operating Expenses resulting in an overstatement of Operating Expenses in the Expense Statement, and (B) such component is a recurring Operating Expense and because of the nature of the component it is likely that such component was similarly overstated in any prior calendar year during the Term, then Tenant shall have the right to audit the books and records relating solely to such component for each such prior year but such audit shall be limited to determining whether or not the

same component was similarly in error in such prior calendar years. Such limited audit right must be exercised only by Tenant delivering to Landlord written notice thereof within thirty (30) days after the earlier of (1) the date Tenant receives the audit report from the independent certified public accounting firm, or (2) one hundred twenty (120) days after the date that Tenant delivers to Landlord the Audit Notice in connection with the Expense Statement in which the error was first discovered. The audit rights pursuant to this Section 4.c(vii) shall not transfer or apply to any subtenant or any other person or entity other than the "tenant" hereunder. If on account of any demonstrated errors in the Expense Statement under audit, Tenant is entitled to a refund of the amount overpaid by Tenant for Tenant's Pro Rata Share of Operating Expenses for the calendar year or years under audit because such Expense Statement overstated the amounts to which Landlord was entitled hereunder by more than five percent (5%) of the amount of Expenses for the applicable calendar year, then Landlord shall promptly reimburse Tenant for the reasonable costs and expenses incurred in such audit.

(vii) All monies received from Tenant as Tenant's Pass-Through Costs shall be received by Landlord to pay Operating Expenses and Real Estate Taxes of the Building and the Land. Notwithstanding the foregoing, Landlord shall have the right to commingle Tenant's Pass-Through Costs with other funds collected by Landlord.

(viii) Tenant's obligation to pay Tenant's Pass-Through Costs pursuant to the provisions of this Section 4c shall survive the expiration or other termination of this Lease with respect to any period during the Term hereof and with respect to any holdover period of occupancy following the expiration of the Term.

(ix) If Landlord elects to utilize a fiscal year in lieu of the calendar year to calculate Tenant's Pro Rata Share of Operating Expenses, each and every reference in this Section to calendar year shall be read to mean fiscal year. Landlord shall give written notice to Tenant of its election to utilize a fiscal year for all purposes under this Section 4c. Such notice shall also indicate the first (1st) day of Landlord's fiscal year. After Landlord gives notice of its election to calculate Tenant's Share of Operating Expenses on a fiscal year in lieu of a calendar year basis, the amount of Tenant's Pro Rata Share of Operating Expenses for the period commencing on the first (1st) day of the calendar year in which Landlord's election is made and the day before the first (1st) day of the fiscal year ("Stub-Period") shall be prorated in accordance with the intent of this Section 4c by Landlord, and Tenant shall pay Tenant's Pro Rata Share of Operating Expenses for such Stub-Period within thirty (30) days of rendition of a bill therefor.

(x) Notwithstanding anything contained in this Lease to the contrary, Landlord agrees that those components of Operating Expenses over which Landlord can exercise direct control, will not increase by more than six percent (6%) per annum, on a cumulative or average basis. For example, if controllable operating expenses increase by five percent (5%) in year two, and eight percent (8%) in year three, Tenant would receive an operating expense increase in year two of five percent (5%) and seven percent (7%) in year three. The components of Operating Expenses over which Landlord does not exercise direct control are limited to, Real Estate Taxes, insurance (including real property, liability and environmental), repairs and maintenance, utilities, and snow control and removal.

d. Payment of Rent. All Rent shall be paid in lawful money of the United States of America without deduction, diminution, set-off, counterclaim or prior notice or demand, at the office of Landlord as provided in Section 1h above or at such other place as Landlord may hereafter designate in writing, on the first (1st) day of every calendar month during the Term. All such payments shall be made by good checks or, at Landlord's election, by electronic-funds-transfer (EFT), payable to Landlord or such other person, firm or corporation as Landlord may hereafter designate in writing. No payment by Tenant or receipt and acceptance by Landlord of a lesser amount than the Monthly Base Rent or Additional Rent shall be deemed to be other than partial payment of the full amount then due and payable; nor shall any endorsement or statement on any check or any letter accompanying any check, payment of Rent or other payment, be deemed an accord and satisfaction; and Landlord may accept, but is not obligated to accept, such partial payment without prejudice to Landlord's right to recover the balance due and payable or to pursue any other remedy provided in this Lease or by law. If Landlord shall at any time or times accept Rent after it becomes due and payable, such acceptance shall not excuse a subsequent delay or

constitute a waiver of Landlord's rights hereunder. Any Rent owed by Tenant to Landlord, including without limitation Annual Base Rent, Additional Rent, Tenant's Pass-Through Costs and Late Charges (hereinafter defined), which is not paid within five (5) days after the date such payment is due shall bear interest from the due date at a rate equal to the prime rate on corporate loans quoted in the *Wall Street Journal* (the "Prime Rate") plus four percent (4%). In addition, if any amount of Rent required to be paid by Tenant to Landlord under the terms of this Lease is not paid within five (5) days after the date such payment is due, then in addition to paying the amount of Rent then due, Tenant shall pay to Landlord a Late Charge equal to five percent (5%) of the amount of Rent then required to be paid; provided, however, on the first occasion of the late payment of Rent in any twelve (12)-month period, and no more than once in any twelve (12)-month period, Landlord agrees to waive its right to collect the Late Charge on such payment of Rent if such payment is made no later than the fifth (5th)day after Landlord delivers to Tenant writeen notice of such late payment. Payment of such Late Charge will not excuse the untimely payment of Rent. In the event Tenant makes any payment of Rent by check and said check is returned by the bank unpaid, Tenant shall pay to Landlord the sum of One Hundred Dollars ($100.00) to cover the costs and expenses of processing the returned check, in addition to the Rent payment and any other charges provided for herein. Any interest, Late Charge and other amounts charged hereunder shall constitute Additional Rent.

e. Electricity, Utilities and Separate Metering. Tenant agrees to pay monthly as Additional Rent (but not as a part of Operating Expenses) all charges for electricity (to the extent the same is submetered), used by Tenant at the Premises. Tenant's electricity consumption for lights, plugs and supplemental HVAC systems shall be separately submetered as part of the Tenant Improvements. Tenant shall pay for the consumption of such electricity based upon its submetered usage; provided, however, Landlord shall be permitted to reasonably estimate such usage on a monthly basis and not less frequently than annually shall perform a reconciliation of paid amounts against actual amounts due from Tenant for such usage. Tenant shall be charged for such electricity based upon the consumption measured by submeter(s) at the rate Landlord is charged for same without mark-up or fee and evidenced by the utility bill provided to Landlord by electricity provider for the submetered premises, and Landlord shall in all events charge Tenant the same electric rate that is generally charged to the other tenants of the Building.

Tenant shall pay all bills for separately metered or submetered utility usage within thirty (30) days after receipt thereof.

Tenant's use of electrical services furnished by Landlord shall not exceed 6.5 watts per rentable square foot. In the event Tenant shall request that it be allowed to consume electrical services in excess of Building Standard, Landlord may conditions its consent upon such conditions as Landlord reasonably elects (including the installation of utility service upgrades, submeters, air handlers or cooling units), and all such additional usage (to the extent permitted by law), installation and maintenance thereof shall be paid for by Tenant as Additional Rent.

5. SECURITY DEPOSIT.

a. Landlord acknowledges receipt from Tenant of a security deposit in the amount set forth in Section 1i above (the "Security Deposit") to be held by Landlord during the Term as collateral security (and not prepaid rent), for the payment of Annual Base Rent and Additional Rent and for the faithful performance by Tenant of all other covenants, conditions and agreements of this Lease. Landlord shall not be obligated to hold the Security Deposit in a separate account. The Security Deposit shall not earn interest. If any sum payable by Tenant to Landlord shall be overdue and unpaid, or if Landlord makes any payments on behalf of Tenant, or if Tenant fails to perform any of the terms of this Lease, then Landlord, at its option and without prejudice to any other remedy which Landlord may have, may apply all or part of the Security Deposit to compensate Landlord for the payment of Annual Base Rent, Additional Rent or any loss or damage sustained by Landlord. Tenant shall restore the Security Deposit to the original sum deposited upon demand. Provided that Tenant shall have made all payments and performed all covenants and agreements of this Lease, Landlord shall return the Security Deposit to Tenant (except to the extent of any portion of the Security Deposit which has been applied by Landlord and not restored

by Tenant) within sixty (60) days after the expiration of this Lease or the vacation of the Premises by Tenant, whichever is later.

b. In the event of the sale or transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the Security Deposit to the purchaser or assignee, in which event Tenant shall look only to the new landlord for the return of the Security Deposit, and Landlord shall thereupon be released from all liability to Tenant for the return of the Security Deposit. Tenant hereby agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any security deposit required by the Landlord hereunder, unless said sums have actually been received by said mortgagee as security for Tenant's performance of this Lease.

6. USE.

a. Tenant covenants with the Landlord not to use the Premises for any purpose other than general office use for the conduct of the Tenant's business (and uses ancillary and accessory to Tenant's general office use, but only to the extent such ancillary and accessory uses are_consistent with the uses conducted in a first-class office building of comparable age, quality, size and location to the Building located in Reston, Virginia and are permitted under applicable zoning regulations). Tenant, at Tenant's expense, shall comply with all laws, codes, rules, orders, ordinances, directions, regulation and requirements of federal, state, county, and municipal authorities, now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the condition, maintenance, use, occupation, operation or alteration of the Premises, or the conduct of Tenant's business therein, including without limitation the Americans With Disabilities Act, as amended, and all applicable zoning, recycling and environmental laws and regulations. Tenant hereby agrees to indemnify and hold harmless Landlord and its agents, officers, directors and employees from and against any cost, damage, claim, liability and expense (including attorneys' fees) arising out of claims or suits brought by third parties against Landlord, its agents, officers, directors and employees alleging or relating to the failure of the Premises to comply with the terms of the Americans With Disabilities Act, as amended, or any other law or regulation applicable to the Premises and/or its occupancy by Tenant. Tenant shall not use or permit the Premises or any part thereof to be used in any manner that constitutes waste, nuisance or unreasonable disturbances to other tenants of the Building or for any disorderly, unlawful or hazardous purpose and will not store or maintain therein any hazardous, toxic or highly combustible items other than usual and customary office supplies intended for Tenant's use and in such event, only in such amounts as permitted by applicable law. Tenant covenants not to change Tenant's use of the Premises without the prior written approval of Landlord. Notwithstanding the foregoing, in the event of a federal, state, county, or town requirement mandating alterations to be done to the Building or Premises which are not caused by Tenant's unique use of the Premises, Landlord shall perform and pay for those alterations, subject to inclusion in Operating Expenses if otherwise permissible hereunder.

b. Tenant shall not put the Premises to any use, the effect of which use is reasonably likely to cause cancellation of any insurance covering the Premises or the Building, or an increase in the premium rates for such insurance. In the event that Tenant performs or commits any act, the effect of which is to raise the premium rates for such insurance, Tenant shall pay Landlord the amount of the additional premium, as Additional Rent payable by Tenant upon demand therefor by Landlord. The Premises shall not be used for any illegal purpose or in violation of any regulation of any governmental body or the regulations or directives of Landlord's insurance carriers, or in any manner which interferes with the quiet enjoyment of any other tenant of the Building. Tenant will not install or operate in the Premises any electrical or other equipment, other than such equipment as is commonly used in modern offices, without first obtaining the prior written consent of Landlord, who may condition such consent upon the payment by Tenant of Additional Rent in compensation for excess wiring and other similar requirements, and any changes, replacements or additions to any base building system, as may be occasioned by the operation of said equipment or machinery. In the event that Tenant wishes to install a coffee maker or other similar device in the Premises which shall be connected to the Building's main water line, then in such event Tenant shall install copper (rather than plastic) lines between all such appliances and the Building's main water line.

c. Tenant agrees to maintain the Premises, and the Tenant Improvements and other Alterations (hereinafter defined) therein, in good order, repair and condition during the Term at Tenant's sole cost and expense, and Tenant will, at the expiration or other termination of the Term, surrender and deliver the same and all keys, locks and other fixtures connected therewith (excepting only Tenant's personal property), in good order, repair and condition, as the same shall be at the Commencement Date, except as repaired, rebuilt, restored, altered or added to pursuant to this Lease, and except for ordinary wear and tear (the "Surrender Condition"). Except as otherwise expressly set forth in this lease, Landlord shall have no obligation to Tenant to make any repairs in or to the Premises, the Tenant Improvements or any Alterations, unless such repairs are necessitated by the negligence or willful misconduct of Landlord, its agents or employees or a Pre-Existing Violation (hereinafter defined). As used herein, the term "Pre-Existing Violation" means any violation of any applicable Legal Requirements existing in the Premises as of the Commencement Date. Any and all damage or injury to the Premises (including, but not limited to, the Tenant Improvements or any Alterations), the Building or the Land caused by Tenant, or by any employee, agent, contractor, assignee, subtenant, invitee or customer of Tenant shall be promptly reported to Landlord and repaired by Tenant at Tenant's sole cost; provided, however, that if Tenant fails to complete such repair within thirty (30) days (unless such repair is needed to prevent an imminent threat to persons or property or such completion is due to a violation of law which requires a more prompt response, in which case the foregoing thirty (30) day period shall not be applicable), that Landlord shall have the option of repairing any such damage, in which case Tenant shall reimburse Landlord for all costs incurred by Landlord in respect thereof as Additional Rent within thirty (30) days after Tenant receives Landlord's notice of such costs. Tenant shall have no obligation to remove network cabling at the end of the Term.

d. Tenant shall not place a load upon the floor of the Premises exceeding the designated floor load capacity of the Building (*e.g.* 100 pounds per square foot: 80 pounds per square foot, live load, and 20 pounds per square foot, dead load) without Landlord's prior written consent. Business machines, mechanical equipment and materials belonging to Tenant which cause vibration, noise, cold, heat or fumes that may be transmitted to the Building or to any other leased space therein to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed, maintained, isolated, stored and/or vented by Tenant at its sole expense so as to absorb and prevent such vibration, noise, cold, heat, odors or fumes.

e. Tenant's employees who work in the Building on a regular basis may use the fitness facility located at 11190 Sunrise Valley Drive (the "Fitness Facility") on a non-exclusive, first-come, first-served basis (subject to reasonable rules and regulations) without any monthly use charges for the fitness center. Landlord shall specifically condition the use of the Fitness Facility by any person upon such person's execution of a written waiver and release holding Landlord harmless from any and all liability, damage, expense, cause of action, suit, claim, judgment and cost of defense arising from injury to such employee or guest occurring in the Fitness Facility or resulting from the use thereof. Landlord's form of such waiver as of the date hereof is attached hereto as Exhibit E. Neither Landlord nor Landlord's agents or partners, shall have any liability to Tenant or its invitees, for any damage, injury, loss, expense, compensation or claim whatsoever arising out of the use of the Fitness Facility. Further, Tenant agrees to indemnify and save harmless Landlord and its agents and partners from and against any and all such damages, injuries, losses, expenses, compensation or claims (including attorneys' fees) arising from the use of the Fitness Facility by Tenant or its invitees. Landlord covenants that the fitness facility and food services as currently existing at 11190 Sunrise Valley Drive will be available for Tenant's use for the term of the Lease.

f. Subject to Landlord's reasonable regulations, Tenant shall have access to the Premises 24 hours per day, 365 days per year, except in the case of an emergency or when the Building may be closed by governmental authorities. Landlord shall provide Tenant with a restricted entry access system for after-hours access to the Building. Landlord agrees to use commercially reasonable efforts to have two (2) elevators in operation at all times.

7. ASSIGNMENT AND SUBLETTING.

a. Tenant shall not, without the prior written consent of Landlord in each instance: (i) assign or otherwise transfer this Lease or any of Tenant's rights hereunder; (ii) sublet the Premises or any part thereof, or permit the use of the Premises or any part thereof by any persons other than Tenant or its employees, agents and invitees; or (iii) permit the assignment or other transfer of this Lease or any of Tenant's rights hereunder by operation of law. Landlord's consent to a proposed assignment or sublease shall not be unreasonably withheld, conditioned or delayed, provided Landlord determines that the proposed assignee or subtenant (A) has the financial capacity and creditworthiness to undertake and perform the obligations of this Lease or the sublease and perform its general business obligations; (B) is not a party by whom any suit or action could be defended on the ground of sovereign immunity or diplomatic immunity or a government or quasi-government agency with the power of eminent domain; (C) is not a party that the holders of any mortgage or deed of trust encumbering the Building fail to consent to, such consent not to be unreasonably withheld; and (D) will not impose any additional material burden upon Landlord in the operation of the Building (to an extent greater than the burden to which Landlord would have been had Tenant continued to use such part of the Premises). In addition, the following conditions must be satisfied at the time Tenant requests Landlord's consent to an assignment or sublease:

(i) no Event of Default (hereinafter defined) exists and no event has occurred which, with notice and/or the passage of time, would constitute an Event of Default if not cured within the time, including any applicable grace period, specified herein;

(ii) Landlord receives at least forty-five (45) days' prior written notice of Tenant's intention to place the Premises on the market for assignment or sublease;

(iii) the proposed use of the Premises is consistent with Section 6;

(iv) Tenant submits to Landlord at least twenty (20) days prior to the proposed date of subletting or assignment whatever information Landlord reasonably requests in order to permit Landlord to make a judgment on the proposed subletting or assignment, including without limitation the name, business experience, financial history, net worth and business references of the proposed assignee or subtenant, an in-depth description of the transaction, and the consideration delivered to Tenant for the assignment or sublease;

b. All proposed subleases and assignments shall be on Landlord's approved form of sublease or assignment, whichever is applicable, and shall contain, *inter alia*, the following provisions: (i) any such assignment or sublease shall include an assumption by the assignee or subtenant, from and after the effective date of such assignment or sublease, of the performance and observance of the covenants and conditions to be performed and observed on the part of Tenant as contained in this Lease, and (ii) any such sublease or assignment shall specify that the term of such sublease shall not extend beyond one (1) day prior to the expiration of this Lease. The consent by Landlord to any assignment, transfer or subletting to any person or entity shall not be construed as a waiver or release of Tenant from any provision of this Lease, unless expressly agreed to in writing by Landlord (it being understood that Tenant shall remain primarily liable as a principal and not as a guarantor or surety), nor shall the collection or acceptance of rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Tenant from any such provision. No consent by Landlord to any such assignment, transfer or subletting in any one instance shall constitute a waiver of the necessity for such consent in a subsequent instance.

c. In the event that Tenant assigns this Lease or sublets all or any portion of the Premises to an entity that is not an Affiliate (as defined below), Tenant shall pay to Landlord upon receipt as Additional Rent an amount equal to fifty percent (50%) of the difference between (i) all Base Rent and Additional Rent paid to Tenant or its agent by or on behalf of such assignee or subtenant under the assignment or sublease including a deduction for any reasonable marketing, commissions, and improvements, and (ii) the Annual Base Rent and Additional Rent paid by Tenant under this Lease and attributable to the portion of the Premises assigned or sublet.

d. For purposes of this Section, a transfer, conveyance, grant or pledge, directly or indirectly, in one or more transactions, of an interest in Tenant (whether stock, partnership interest or other form of ownership or control, or the issuance of new interests) by which an aggregate of more than fifty percent (50%) of either the beneficial interest or the effective control in Tenant shall be vested in a party or parties who are not holders of such interest(s) as of the date hereof) shall be deemed an assignment of this Lease; provided, however, that this limitation shall not apply to any corporation, all of the outstanding voting stock of which is listed on a national securities exchange as defined in the Securities Exchange Act of 1934. The merger or consolidation of Tenant into or with any other entity, the sale of all or substantially all of Tenant's assets, or the dissolution of Tenant shall each be deemed to be an assignment within the meaning of this Section.

e. Any assignment or subletting not in conformance with the terms of this Lease shall be void *ab initio* and shall, subject to the provisions of Section 16, constitute a default under the Lease.

f. Upon receipt of the notice referred to in Section 7a(2) above, Landlord may, by written notice to Tenant of Landlord's intent to do so within fifteen (15) business days of Landlord's receipt of Tenant's notice, terminate this Lease on the date proposed by Tenant as though it were the Lease Expiration Date;

Notwithstanding anything to the contrary contained in this subsection, Landlord may not exercise any rights to recapture the Premises or the portion thereof to be sublet by Tenant unless Tenant proposes the assignment or prospective sublease is for the entirety of the Premises and the term of the sublease is for 70% or more of the remaining Lease Term. In the event Tenant fails to sublease part or all of the Premises or assign the Lease within twelve (12) months of delivery of such written notice to Landlord, Landlord's rights under this subsection shall be reinstated, and Tenant shall be required to deliver an additional written notice to Landlord of its intention to assign the Lease or sublet the Premises.

g. Notwithstanding any consent by Landlord to an assignment or subletting, Tenant shall remain primarily liable for the performance of all covenants and obligations contained in this Lease. Each approved assignee or subtenant shall also automatically become liable for the obligations of Tenant hereunder. Landlord shall be permitted to enforce the provisions of this Lease directly against Tenant and/or against any assignee or sublessee without proceeding in any way against any other person. Collection or acceptance of Annual Base Rent or Additional Rent from any such assignee, subtenant or occupant shall not constitute a waiver or release of Tenant from the terms of any covenant or obligation contained in this Lease, nor shall such collection or acceptance in any way be construed to relieve Tenant from obtaining the prior written consent of Landlord to such assignment or subletting or any subsequent assignment or subletting.

h. Tenant shall reimburse Landlord for its reasonable third-party attorneys' fees and other necessary, reasonable third party expenses incurred in reviewing any requested consent whether or not such consent is granted. Tenant shall not collaterally assign, mortgage, pledge, hypothecate or otherwise encumber this Lease or any of Tenant's rights hereunder without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion.

i. Any provision of this Lease to the contrary notwithstanding, Tenant may, without Landlord's prior consent but upon written notice to Landlord not less than ten (10) days prior to the assignment or sublease, (i) sublet all or any portion of the Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant (an "Affiliate"); or (ii) assign this Lease to a successor corporation or other entity into which or with which Tenant is merged or consolidated or which acquires all or substantially all of Tenant's assets and property; provided that such successor corporation or other entity remains an Affiliate of Tenant, assumes all of Tenant's obligations and liabilities under this Lease and substantially all of the other obligations and liabilities of Tenant and has assets, capitalization and net worth at least equal to the assets, capitalization and net worth of Tenant as of the date of this Lease as determined by generally accepted accounting principles, consistently applied. For the purpose of this Section "control" means ownership of not less than fifty percent (50%) of all the voting stock or legal and equitable interest in such corporation or entity. If at any time after the effective date of an assignment or a sublease to an Affiliate of Tenant, the assignee or

the subtenant ceases to be an Affiliate of Tenant, then Landlord's consent to such assignment or sublease pursuant to the other provisions of this Section shall be required as of the date such assignee or subtenant ceases to be an Affiliate of Tenant.

j. Further notwithstanding any provision of this Lease to the contrary, Tenant shall be entitled, upon giving Landlord ten (10) days prior written notice of such space-sharing arrangement, to permit Tenant's clients, contractors and other similar parties with whom Tenant has a direct business relationship to use in the ordinary course of, and incidental to, Tenant's business, portions of the Premises (not to exceed 5,000 rentable square feet in the aggregate at any one time), for general office use, provided (i) such use is related to Tenant's business in the Premises, (ii) such user does not acquire any possessory interest in the Premises or any portion thereof, (iii) such user complies with the terms of this Lease, including without limitation all the rules and regulations set forth herein, and (iv) the portion of the Premises used pursuant to this subparagraph (k) does not have a separate entrance and is not separated from the other portions of the Premises by demising walls or similar partitions (any such user permitted to use the Premises pursuant to the foregoing shall be referred to as a "**Permitted User**"). A Permitted User occupying any portion the Premises pursuant to this subparagraph (k) shall be deemed not to have sublet any such space for purposes of this section. Any default of any provision hereunder caused by any such Permitted User shall be deemed a default of such provision by Tenant. Nothing contained in this Lease (including the provisions of this subparagraph (k)) or otherwise (including the provision of any services to the Premises) shall be deemed to (a) create any landlord-tenant or other relationship between Landlord and any Permitted User, or (b) create any contractual liability or duty on the part of Landlord to any Permitted User. Such space-sharing arrangement permitted under this subparagraph (k) shall not require Landlord's consent to any such Permitted User.

8. IMPROVEMENTS AND FIXTURES.

a. Tenant shall neither make nor allow any alterations, decorations, replacements, changes, additions or improvements (collectively referred to as "Alterations"), other than the Tenant Improvements which have been approved by Landlord pursuant to the terms of Exhibit B attached hereto, to the Premises or any part thereof that will or may affect the mechanical, electrical, plumbing, HVAC or other systems or the exterior or structure of the Building or be visible from the exterior of the Premises, without the prior written consent of Landlord, which consent may be withheld in Landlord's sole, but reasonable discretion; provided, however, that with respect to all other Alterations to the Premises, Landlord's consent thereto shall not be unreasonably withheld, conditioned or delayed. Tenant shall not make or allow any other kind of Alterations to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained herein, Tenant shall have the right to or make cosmetic Alterations, without Landlord's consent, but with prior notice to Landlord, which have a total cost in the aggregate and per instance of less than Twenty-Five Thousand and 00/100 Dollars ($25,000.00), and which will not materially adversely affect any Building system or any tenant in the Building. All of such Alterations, structural or otherwise, must conform to all rules and regulations established from time to time by Landlord, must be performed in a good and workmanlike manner, must comply with all applicable building codes, laws and regulations (including without limitation the Americans With Disabilities Act), shall not require any material changes to or modifications of any of the mechanical, electrical, plumbing, HVAC, life safety, security or other systems or the exterior or structure of the Building, and shall otherwise be constructed in strict accordance with the terms and conditions of this Section 8. Prior to undertaking any Alterations in the Premises, Tenant shall furnish to Landlord duplicate original policies or certificates thereof of worker's compensation insurance (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration), builder's all-risk insurance and comprehensive public liability insurance (including property damage coverage) in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord and its agents, and any mortgagee as additional insureds.

b. It is understood and agreed by Landlord and Tenant that any Alterations undertaken in the Premises shall be constructed at Tenant's sole expense except as otherwise referenced in this Lease. The costs of Alterations shall include without limitation the cost of all architectural work, engineering

studies, materials, supplies, plans, permits and insurance. If requested by Landlord, Tenant shall provide to Landlord satisfactory evidence of Tenant's ability to pay for such Alterations. No consent by Landlord to any Alterations shall be deemed to be an agreement or consent by Landlord to subject Landlord's interest in the Premises, the Building or the Land to any mechanic's or materialman's liens which may be filed in respect to such Alterations made by or on behalf of Tenant. If Landlord gives its consent as specified in Section 8a above, Landlord may impose as a condition to such consent such reasonable requirements as Landlord may deem necessary or desirable, including without limitation the right to approve the plans and specifications for any work (in Landlord's reasonable discretion except to the extent any Alterations contained therein could affect the base Building structure and/or materially adversely affect any of the base Building Systems, in which event Landlord may withhold its approval in its sole discretion), supervision of the work by Landlord or its agents or by Landlord's architect or contractor, and the right to impose requirements as to the manner in which or the time or times at which work may be performed. In addition, and in the event governmental permits are required, such consent shall be conditioned on Tenant's payment to Landlord of a reasonable construction supervision fee equal to three percent (3%) of the total hard costs of such Alterations. Landlord shall also have the right to reasonably approve the contractor or contractors who shall perform any Alterations, repairs in, to or about the Premises and to post notices of non-responsibility and similar notices, as appropriate. In addition, immediately after completion of any Alterations, Tenant shall assign to Landlord any and all warranties applicable to such Alterations and shall provide Landlord with as-built plans of the Premises depicting such Alterations. If any Alterations that require Landlord's consent are made without the prior written consent of Landlord, then, if either an emergency condition exists, or the Lease Term has expired, or Tenant fails to commence and diligently prosecute to completion, removal and correction of such Alterations and restoration of the Premises and the Building to their condition immediately prior thereto within a reasonable period (not to exceed ten (10) days) following Tenant's receipt of notice from Landlord, Landlord shall have the right, at Tenant's expense, to so remove and correct such Alterations and restore the Premises and the Building.

c. Tenant shall keep the Premises free from any liens arising out of any work performed on, or materials furnished to, the Premises, or arising from any other obligation incurred by Tenant and shall provide any preliminary and final lien waivers during and following any work or improvement affecting the Premises reasonably required by Landlord. If any mechanic's or materialmen's lien is filed against the Premises, the Building and/or the Land for work claimed to have been done for or materials claimed to have been furnished to Tenant, such lien shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by filing any bond required by law. If Tenant shall fail to timely discharge any such mechanic's or materialman's lien, Landlord may, at its option, discharge the same and treat the cost thereof as Additional Rent payable with the installment of rent next becoming due; it being expressly covenanted and agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same. Tenant shall indemnify and hold harmless Landlord, the Premises and the Building from and against any and all expenses, liens, claims, actions or damages to person or property in connection with any such lien or the performance of such work or the furnishing of such materials. Tenant shall be obligated to, and Landlord reserves the right to, post and maintain on the Premises at any time such notices as shall in the reasonable judgment of Landlord be necessary to protect Landlord against liability for all such liens or actions.

d. Any Alterations of any kind to the Premises or any part thereof, except Tenant's furniture and moveable trade fixtures, shall at once become part of the realty and belong to Landlord and shall be surrendered with the Premises, as a part thereof, at the end of the Term hereof. Notwithstanding the foregoing, Landlord may, by written notice to Tenant, concurrent with Landlord's written approval of any proposed Alteration, require Tenant to remove such Alterations and to repair any damage to the Premises caused by such removal, all at Tenant's sole expense; provided, however, that such restoration obligation shall not apply with respect to (i) Alterations reasonably considered to be "typical office space" in nature and design; or (ii) the Tenant's Work. Any article of personal property, including business and trade fixtures, not attached to or built into the Premises, which were installed or placed in the Premises by Tenant at its sole expense, shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term as long as Tenant is not in default hereunder and provided that Tenant repairs any damage to the Premises or the Building caused by such removal.

9. UTILITIES AND SERVICES.

a. Landlord shall furnish the following utilities and services to the Premises: electric current (twenty-four (24) hours per day at a minimum of 6.5 watts per rentable square foot); hot and cold water; lavatory supplies; heat and air-conditioning during the appropriate seasons of the year pursuant Exhibit G; elevator service; and trash removal, cleaning and char service (after normal business hours Monday through Friday, excluding Holidays (hereinafter defined)). Heating and air conditioning shall be provided to the Premises only during normal business hours (*i.e.*, Monday through Friday 8:00 a.m. to 6:00 p.m., and Saturday 9:00 a.m. to 1:00 p.m., excluding Holidays). As used herein, the term "Holidays" shall be limited to, New Year's Day, Martin Luther King's Birthday, President's Day, inaugurations, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day and Christmas Day. At times other than the normal business hours and days aforesaid, central air conditioning and heating shall be provided to Tenant upon at least twenty-four (24) hours' prior notice from Tenant, and upon payment by Tenant of the hourly charge established by Landlord for each hour (or a portion thereof) of after-hours usage. The hourly charge for overtime HVAC as of the Effective Date is $35.00 per hour, per floor. All non Building-standard light bulbs and tubes in the Premises shall be replaced at Tenant's expense. In addition, Landlord may impose a reasonable additional charge for any additional or unusual services required to be provided by Landlord to Tenant. Except in the event of Landlord negligence, in the event that Landlord must temporarily suspend or curtail services because of accident and repair, Landlord shall have no liability to Tenant for such suspension or curtailment or due to any restrictions on use arising therefrom or relating thereto, and Landlord shall proceed diligently to restore such service. In the event of any such interruption, Landlord shall use reasonable diligence to restore such services. Notwithstanding the foregoing, if any of the foregoing services are not furnished to the Premises or any portion thereof for three (3) or more consecutive business days, and the Premises or any portion thereof is rendered untenantable, then commencing with the fourth business (4th) day of such interruption, Tenant's Rent and Additional Rent shall be equitably abated to reflect Tenant's inability to occupy or use the Premises or the affected portion thereof until the Premises or the affected portion thereof is again tenantable. Such abatement shall be Tenant's sole and exclusive remedy against Landlord due to any such interruption, provided, however, the foregoing shall not affect any right or remedy Tenant may have with respect to any third party.

b. Tenant will not, without the prior written consent of Landlord, use any non-standard office apparatus or device in the Premises which would exceed the services provided under this Section 9; and Tenant will not connect to electric current any apparatus or device for the purpose of using electric current or water, except through existing electrical outlets in the Premises or water pipes. If Tenant shall require water or electricity in excess of that which would otherwise be furnished or supplied for the intended use of the Premises, Tenant shall first secure the written consent of Landlord for the use thereof pursuant to Section 8. The cost of any new or additional utility installations, including without limitation wiring and plumbing, resulting from such excess utility use shall be paid by Tenant promptly upon demand by Landlord or, if Tenant is billed separately therefor, promptly upon receipt of a bill for same. Whenever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system and not supplemented and metered by Tenant, Landlord reserves the right, after a ten (10)-day notice and cure period, to reasonably install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

c. Tenant shall have the right to install and operate in the Premises personal computers and other electrically-operated office equipment normally used in modern offices. Tenant shall not install equipment of any kind or nature whatsoever nor engage in any practice or use which will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air conditioning system, electrical system, floor load capacities, or other mechanical or structural system of the Premises or the Building without first obtaining the prior written consent of Landlord, which consent may be conditioned upon, but not limited to, Tenant first securing at its expense additional capacity for any said service in the Building. Machines, equipment and materials belonging to Tenant which cause vibration, noise, cold, heat, fumes or odors that may be transmitted outside of the Premises to such a degree as to be objectionable to Landlord in Landlord's sole opinion or to any other tenant in the Building shall be treated by Tenant at its sole expense so as to eliminate such

objectionable condition, and shall not be allowed to operate until such time as the objectionable condition is remedied to Landlord's satisfaction.

d. Tenant shall comply, at its sole cost and expense, with all orders, requirements and conditions now or hereafter imposed by any ordinances, laws, orders and/or regulations (hereinafter collectively called "regulations") of any governmental body having jurisdiction over the Premises regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash (hereinafter collectively called "waste products") including but not limited to the separation of such waste products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by such regulations. Landlord reserves the right (i) to refuse to accept from Tenant any waste products that are not prepared for collection in accordance with any such regulations, (ii) to require Tenant to arrange for waste product collection at Tenant's sole cost and expense, utilizing a contractor reasonably satisfactory to Landlord, and (iii) to require Tenant to pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with any such regulations. Notwithstanding the foregoing, if Tenant is unable to comply with Landlord's standard procedures regarding the internal collection, sorting, separation and recycling of waste products, Landlord shall use reasonable efforts to arrange for alternative procedures for Tenant, and Tenant shall pay Landlord all additional costs incurred by Landlord with respect thereto.

e. Throughout the Term, Tenant shall be provided with access to the Building and the Premises twenty-four (24) hours a day, 365 days a year, subject to applicable law, casualty, condemnation, events of force majeure and other events outside of Landlord's control. The Building's main entrance doors shall be equipped with a card reader security system or other similar security access system. Prior to the Rent Commencement Date, Landlord shall provide Tenant, without charge, with eighty-five (85) access cards. Tenant shall be responsible for the cost of any additional or replacement access cards requested by Tenant, which cost shall be equal to Landlord's actual cost to obtain such replacement access cards. Landlord shall not be responsible for the quality, action or inaction of the Building's or Premises' access system or for any damage or injury to Tenant, its employees, agents, invitees or their respective property resulting from any failure, action or inaction of the Building's and/or Premises' access systems. Subject to Landlord's review and approval of the plans and specifications for such system, Tenant shall be entitled to install, at Tenant's sole cost and expense, a card reader access system for the Premises, which Tenant shall be permitted to coordinate with the Building's main security access system; provided that Tenant shall provide Landlord with a reasonable number of access cards by which Landlord may gain access to the Premises using Tenant's card reader access system. Tenant hereby agrees to indemnify and hold Landlord and its agents, officers, directors and employees harmless from and against any cost, damage, claim, liability or expense (including attorneys' fees) incurred by or claimed against Landlord and its agents, officers, directors and employees, directly or indirectly, as a result of or in any way arising from Tenant's installation or use of such card reader access system.

f. Landlord shall maintain in good repair the common areas of the Building, the roof, foundation and structural walls of the Building and the base Building systems serving the Premises, including but not limited to the base Building mechanical, electrical, plumbing, HVAC and elevator systems, and the common areas of the Building, except to the extent Tenant is otherwise responsible for such maintenance pursuant to any provision of this Lease, or if the need for such maintenance arises due to any act or omission of Tenant, its agents, contractors, employees, subtenants or assignees.

10. RIGHTS OF LANDLORD.

a. Landlord reserves the following rights:

(i) to change the name or street address of the Building upon thirty (30)-days' notice to Tenant;

(ii) to approve the design, location, number, size and color of all signs or lettering on the Premises or visible from the exterior of the Premises;

(iii) to grant to anyone the sole right to conduct any particular business or undertaking in the Building, so long as Tenant's right to conduct its business for the uses permitted pursuant to Section 6 above are not adversely impacted;

(iv) to have pass keys and/or access cards to the Premises;

(v) to enter the Premises at any reasonable time for inspection upon twenty-four (24) hours prior notice to Tenant (which notice may be oral), or at any time, without prior notice, in the event of any emergency; to supply any service to be provided by Landlord hereunder; to submit the Premises to prospective purchasers or, during the final six (6) months of the Term or at any time during which Tenant is in default of this Lease, to prospective tenants; to post notices of non-responsibility; to affix and display "For Rent" signs during the final six (6) months of the Term; and to make repairs, alterations, additions or improvements to the Premises or the Building (it being expressly understood that in connection with any such entry by Landlord into the Premises Landlord shall use commercially reasonable efforts (except in the event of an emergency) to comply with Tenant's security regulations to the extent such regulations have been previously provided to Landlord); and

(vi) to approve the design, location, number, size and color of all signs located on or visible from the exterior of the Building, and if not approved by Landlord pursuant to the terms of this Lease, to remove the same at Tenant's expense.

b. Without limiting the generality of the provisions of Section 10a above, at any time during the Term of this Lease, Landlord shall have the right to remove, alter, improve, renovate or rebuild the common areas of the Building (including but not limited to the lobby, hallways and corridors thereof), and to install, repair, replace, alter, improve or rebuild in the Premises (in order to undertake Landlord's obligations under this lease), other tenants' premises and/or the common areas of the Building (including the lobby, hallways and corridors thereof), any mechanical, electrical, water, sprinkler, plumbing, heating, air conditioning and ventilating systems, at any time during the Term of this Lease; provided, however that Landlord agrees to use commercially reasonable efforts not to interfere with or interrupt Tenant's business operation in, or Tenant's reasonable access to, the Premises. In connection with making any such installations, repairs, replacements, alterations, additions and improvements under the terms of this Section 10, Landlord shall have the right to access through the Premises as well as the right to take into and upon and through the Premises or any other part of the Building, all materials that may be required to make any such repairs, replacements, alterations, additions or improvements, as well as the right in the course of such work to temporarily close entrances, doors, corridors, elevators or other facilities located in the Building or temporarily to cease the operations of any services or facilities therein or to take portion(s) of the Premises reasonably necessary in connection with such work, without being deemed or held guilty of an eviction of Tenant; provided, however that Landlord agrees to use commercially reasonable efforts not to interfere with or interrupt Tenant's business operation in, or reasonable access to, the Premises. Landlord shall have the right to install, use and maintain pipes and conduits in and through the Premises, including without limitation telephone and computer installations, provided that they do not permanently materially adversely affect Tenant's access to or use of the Premises. In connection with any entry by Landlord into the Premises, Landlord shall keep all of Tenant's proprietary information which Landlord may observe in the Premises confidential.

c. Intentionally Omitted.

d. Except in the event of Landlord's negligence Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from Landlord's exercise of any rights under this Section 10, all claims against Landlord for any and all such liability being hereby expressly released by Tenant; provided, however that Landlord agrees to use commercially reasonable efforts not to interfere with or interrupt Tenant's business operation in, or Tenant's reasonable access to, the Premises. Landlord shall not be liable to Tenant for damages by reason of interference with the business of Tenant or inconvenience or annoyance to Tenant or the customers of Tenant; provided, however that Landlord agrees to use commercially reasonable efforts not to interfere with or interrupt Tenant's business operation in, or Tenant's reasonable access to, the Premises. The Rent reserved herein shall not abate while the Landlord's rights under this Section 10 are exercised, and Tenant shall not be entitled to any

set-off or counterclaims for damages of any kind against Landlord by reason thereof, all such claims being hereby expressly released by Tenant. Notwithstanding the foregoing, if (i) Landlord fails to comply with its obligations under this Section 10, (ii) such failure is due to Landlord's negligence or intentional misconduct, and (iii) the Premises or any portion thereof is rendered untenantable due to the Landlord's failure to comply with such obligations, then commencing with the fourth business (4th) day of such failure, Tenant's Rent and Additional Rent shall be equitably abated to reflect Tenant's inability to occupy the Premises or the affected portion thereof until the Premises or the affected portion thereof is again tenantable.

e. Subject to any governmental restrictions placed upon tenants, Landlord shall have the right to use any and all means which Landlord may deem proper to open all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, in any emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means shall not be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

11. LIABILITY.

a. Landlord and its agents, officers, directors and employees assume no liability or responsibility whatsoever with respect to the conduct or operation of the business to be conducted in the Premises and shall have no liability for any claim of loss of business or interruption of operations (or any claim related thereto). Landlord and its agents, officers, directors and employees shall not be liable for any accident to or injury to any person or persons or property in or about the Premises which are caused by the conduct and operation of said business or by virtue of equipment or property of Tenant in said Premises. Tenant agrees to hold Landlord and its agents, officers, directors and employees harmless against all such claims, except to the extent resulting from Landlord's negligence or willful misconduct. Landlord and its agents, officer, directors and employees shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests for any damage, compensation or claim arising out of or related to managing the Premises or the Building, repairing any portion of the Premises or the Building, the interruption in the use of the Premises, accident or damage resulting from the use or operation (by Landlord and its agents, officers, directors and employees, Tenant, or any other person or persons whatsoever) or failure of elevators, or heating, cooling, electrical or plumbing equipment or apparatus, or the termination of this Lease by reason of the destruction of the Premises, or from any fire, robbery, theft, mysterious disappearance and/or any other casualty, or from any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into or flow from any part of the Premises or the Building, or from any other cause whatsoever, unless occasioned by the willful misconduct or acts of negligence of Landlord. In no event shall Landlord be liable for punitive or consequential damages, nor shall Landlord be liable with respect to utilities furnished to the Premises, or the lack of any utilities. Any goods, property or personal effects, stored or placed by Tenant in or about the Premises or in the Building, shall be at the sole risk of Tenant, and Landlord and its agents, officers, directors and employees shall not in any manner be held responsible therefor, except if such injury or damage results from Landlord's negligence or willful misconduct. The agents and employees of Landlord are prohibited from receiving any packages or other articles delivered to the Building for Tenant, and if any such agent or employee receives any such package or articles, such agent or employee shall be the agent of Tenant for such purposes and not of Landlord.

b. Subject to the provisions of Section 11(d), below, and except to the extent the result of the negligence or willful misconduct of Landlord, its agents, officers, directors or employees, Tenant hereby agrees to indemnify and hold Landlord and its agents, officers, directors and employees harmless from and against any cost, damage, claim, liability or expense (including reasonable attorneys' fees) incurred by or claimed against Landlord and its agents, officers, directors and employees, directly or indirectly, as a result of or in any way arising from (i) Tenant's use and occupancy of the Premises or in any other manner which relates to the business of Tenant, including, but not limited to, any cost, damage, claim, liability or expense arising from any violation by Tenant of any zoning, health, environmental or other law, ordinance, order, rule or regulation of any governmental body or agency; (ii) the negligence or willful misconduct of Tenant, its officers, directors, employees and agents; or (iii) injury or death to

individuals or damage to property sustained in or about the Premises. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not have any liability to Landlord on account of any claims by Landlord for any loss of business or profits by Landlord (excluding any Rent due and payable hereunder), any indirect or consequential losses or damages suffered by Landlord (except pursuant to Section 21 below) or any punitive damages.

c. Subject to the provisions of Section 11(d), below, and except to the extent the result of the negligence or willful misconduct of Tenant, or Tenant's agents, officers, directors, employees, subtenants, invitees or assignees, Landlord hereby agrees to indemnify and hold Tenant, its agents, officers, directors and employees harmless from and against any cost, damage, claim, liability or expense (including reasonable attorneys' fees) incurred by or claimed against Tenant, its agents, officers, directors or employees which relate, directly or indirectly, as a result of or in any way arising from the negligence or willful misconduct of Landlord, its agents, officers, directors or employees. Notwithstanding anything contained in this Lease to the contrary, Landlord shall not have any liability to Tenant on account of any claims for any loss of business or profits by Tenant, any indirect or consequential losses or damages suffered by Tenant or any punitive damages.

d. Notwithstanding any other provision of this Lease to the contrary, Landlord and Tenant agree that in the event that the Building, the Premises or the contents thereof are damaged or destroyed by fire or other casualty, each party hereto waives its rights, if any, against the other party with respect to such damage or destruction to the extent such damage or destruction is covered under the property insurance policy(ies) of the party waiving such rights (or would have been covered had the party waiving such rights carried the property insurance required hereunder to be carried by such party); provided however, if any fire or other casualty caused by Tenant shall have damaged or destroyed any part of the Building or the contents thereof, Tenant shall be responsible for any deductible amount under Landlord's property insurance policy(ies). All policies of fire and/or extended coverage or other insurance covering the Premises or the contents thereof obtained by Landlord or Tenant shall contain a clause or endorsement providing in substance that (i) such insurance shall not be prejudiced if the insureds thereunder have waived in whole or in part the right of recovery from any person or persons prior to the date and time of loss or damage, if any, and (ii) the insurer waives any rights of subrogation against Landlord (in the case of Tenant's insurance policy) or Tenant (in the case of Landlord's insurance policy), as the case may be.

e. In the event that Landlord or Tenant party is obligated to indemnify and defend the other from any third party claim, the party entitled to indemnification shall give prompt notice to the responsible party upon becoming aware of said claim. Upon receipt of such notice, the responsible party may assume the defense of such claim, with counsel reasonably acceptable to the indemnified party. In such case, the indemnified party shall (i) shall reasonably cooperate with the responsible party in such defense, (ii) shall not settle or compromise such claim without the responsible party's consent, and (iii) may monitor the defense at its own cost and expense. The responsible party shall pay, satisfy and discharge any and all money judgments which may be recovered against the indemnified party in connection with the foregoing.

12. INSURANCE.

a. Tenant shall maintain at all times during the Term hereof and at its sole cost and expense, broad form commercial general liability insurance for bodily injury and property damage naming Landlord as an additional insured, in such amounts as are adequate to protect Landlord and Landlord's managing agents against liability for injury to or death of any person in connection with the use, operation or condition of the Premises. Such insurance at all times shall be in an amount of not less than One Million Dollars ($1,000,000.00) per occurrence / Two Million Dollars ($2,000,000.00) combined single limit aggregate for bodily injury or death or damage to property, with umbrella coverage of at least Five Million Dollars ($5,000,000.00). If, in the opinion of the insurance broker retained by Landlord, the amount of public liability and property damage insurance coverage at any time during the Term is not adequate, Tenant shall increase the insurance coverage as required by Landlord's insurance broker. In no event shall the limits of such policy be considered as limiting the liability of Tenant under this Lease.

b. Tenant shall at all times during the Term hereof maintain in effect policies of insurance covering the Tenant Improvements (including any Alterations, additions or improvements as may be made by Tenant after the Commencement Date), plate glass, trade fixtures, merchandise and all other personal property from time to time in or on the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost, providing protection against all risks covered by standard form of "Fire and Extended Coverage Insurance," together with insurance against vandalism and malicious mischief. Tenant shall also maintain at its sole cost and expense workman's compensation insurance in the maximum amount required by law.

c. Tenant shall at all times during the Term hereof maintain in effect policies of business interruption insurance for actual loss of business income as well as for continuing normal operating expenses for at least one (1) year following a covered loss.

d. All insurance required to be carried by Tenant shall be issued by responsible insurance companies, qualified to do business in the Commonwealth of Virginia and reasonably acceptable to Landlord. Each policy shall name Landlord, Landlord's mortgagee and the property management company retained by Landlord at the Building, as additional insureds, and shall contain a provision that the same may not be cancelled or reduced without providing Landlord at least thirty (30) days' prior written notice. Copies of all policies or, at Landlord's option, certificates of insurance (ACCORD 28 or other reasonable documentation) evidencing the existence and amounts of said insurance shall be delivered to Landlord no later than five (5) days prior to the Commencement Date, and renewals thereof shall be delivered to Landlord at least ten (10) days prior to the expiration of any such policy. If Tenant fails to adhere to the requirements of this Section 12 within ten (10) days of Landlord's notice to Tenant of such failure, Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be deemed Additional Rent hereunder and shall be payable by Tenant upon demand. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies provided in this Lease. Any policy may be carried under so-called "blanket coverage" form of insurance policies. Tenant shall obtain and furnish evidence to Landlord of the waiver by Tenant's insurance carriers of any right of subrogation against Landlord and Landlord's property management company at the Building.

e. Each party hereby waives any and every right or cause of action for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is covered by valid and collectible fire, extended coverage, "All Risk" or similar policies, maintained by such party or required to be maintained by such party under this Lease, but only to the extent that such loss or damage is covered under said insurance policies (if such policy or policies have been obtained) or would have been covered if such party had obtained the required insurance coverage hereunder. Written notice of the terms of said mutual waivers shall be given to each insurance carrier and said insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

f. Landlord shall, as part of Operating Expenses, carry commercial general liability insurance and keep the Building (but not any of Tenant's furniture, fixtures, equipment, personal property or other removable property or any Tenant Improvements, Alterations or any other improvements in the Premises) insured against loss or damage caused by fire damage or other casualty.

13. FIRE OR CASUALTY.

a. If the Premises or any part thereof shall be damaged by fire or any other cause, Tenant shall give prompt notice thereof to Landlord. If, in the reasonable judgment of Landlord's architect (which determination shall be made within sixty (60) days after the date of such casualty), restoration of the Premises is feasible within a period of nine (9) months from the date of the damage, and provided such damage was not caused by Tenant, its agents, servants or invitees, Landlord shall restore the Premises to the extent of the Tenant Improvements set forth in Exhibit B, provided that such restoration is permitted by any and all holders of a mortgage, deed of trust, or ground lease on the Building or the Complex and

by all governmental and quasi-governmental organizations with authority over the restoration of the Premises. In addition, unless the Lease is earlier terminated per this Section 13, Tenant shall repair and restore, at Tenant's sole expense, all furniture, fixtures and other property of Tenant located in the Premises prior to such casualty. If the Premises are unusable, in whole or in part as a result of this casualty, and provided Tenant has ceased its business operations in the Premises or such affected part thereof, the Monthly Base Rent and Additional Rent hereunder shall be abated from the date of casualty to the extent and for the period that the Premises are unusable and Tenant has ceased its business operations in the Premises; provided, however, that if such damage or destruction shall result from the act or omission of Tenant, its employees, agents or invitees, Tenant shall not be entitled to any abatement of Monthly Base Rent or Additional Rent.

b. If restoration is not feasible in the reasonable judgment of Landlord's architect within the aforesaid nine (9)-month period, Landlord shall so notify Tenant within sixty (60) days after the occurrence of such date, and Landlord shall have the right to terminate this Lease by giving written notice thereof to Tenant within sixty (60) days after the occurrence of such damage, in which event this Lease and the tenancy hereunder shall terminate as of the date of such damage or destruction and the Monthly Base Rent and Additional Rent will be apportioned as of the date of such damage or destruction. If Landlord does not exercise such right of termination, the Premises shall be restored as provided in Section 13.a above.

c. In case the Building is so severely damaged by fire or other casualty (although the Premises may not be affected) that Landlord shall decide in its sole discretion not to rebuild or reconstruct such Building, then this Lease and the tenancy hereunder shall terminate on the date specified by Landlord which is no later than sixty (60) days after the date of such casualty.

d. Anything herein to the contrary notwithstanding, if the Premises or any part thereof shall be damaged by fire or other casualty and, in the reasonable judgment of Landlord's architect, the time required to restore the Premises will be greater than half the remaining Term of the Lease, then both Landlord and Tenant shall have the right to terminate this Lease upon thirty (30) days' prior written notice to the other party, which termination shall be effective on the thirtieth (30th) day after the other party's receipt of such notice. Such notice must be delivered, in all events, within thirty (30) days after the date of such casualty.

e. Other than rental abatement as and to the extent provided in this Section, no damages, compensation or claim shall be payable by Landlord for inconvenience or loss of business to Tenant arising from any interruption of Tenant's business in connection with the repair or restoration of the Building or the Premises.

14. EMINENT DOMAIN. If the Premises or any part thereof shall be taken by any governmental or quasi-governmental authority pursuant to the power of eminent domain, Tenant shall make no claim for compensation in such proceedings and shall have no right to participate in any condemnation proceedings under any statutes, laws or ordinances of the Commonwealth of Virginia; provided that Tenant may make a claim for the loss of its personal property and trade fixtures in the Premises and for any additional reasonable expenses compensable by statute, and receive such award therefor as may be allowed in the condemnation proceedings, if such award, if any, shall be made in addition to and stated separately from any award made for the Land and the Building or the part thereof so taken. Tenant shall make no claim against Landlord or the condemning authority for damages for the value of Tenant's leasehold interest as a result of such taking. All sums awarded or agreed upon between Landlord and the condemning authority for the taking of the interest of Landlord or Tenant, whether as damages or as compensation, will be the property of Landlord. In the event of such taking, Rent shall be paid to the date of vesting of title in the condemning authority, and Landlord shall have the right (to be exercised in Landlord's good faith and reasonable discretion and by written notice to Tenant within sixty (60) days after receipt of notice of said taking) to terminate this Lease from the date when possession is taken thereunder pursuant to such proceeding.

15. SUBORDINATION AND ESTOPPEL CERTIFICATES.

a. Subject to Exhibit H this Lease shall be subject and subordinate at all times to all ground or underlying leases which now exist or may hereafter be executed affecting the Building or any part thereof or the Land, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the Building or any part thereof or the Land, or on or against Landlord's interest or estate therein or on or against any ground or underlying lease without the necessity of having further instruments on the part of Tenant to effect such subordination. Upon request of Landlord, Tenant will execute any further written instrument which is substantially and reasonably consistent with Exhibit H necessary to subordinate its rights hereunder to any such underlying leases or liens. If, at any time, or from time to time during the Term, any mortgagee shall request that this Lease have priority over the lien of such mortgage, and if Landlord consents thereto, this Lease shall have priority over the lien of such mortgage and all renewals, modifications, replacements, consolidations and extensions thereof and all advances made thereunder and interest thereon, and Tenant shall, within ten (10) business days after receipt of a request therefor from Landlord, execute, acknowledge and deliver any and all documents and instruments confirming the priority of this Lease. In any event, however, if this Lease shall have priority over the lien of a first mortgage, this Lease shall not become subject or subordinate to the lien of any subordinate mortgage, and Tenant shall not execute any subordination documents or instruments for any subordinate mortgagee, without the written consent of the first mortgagee.

b. In the event of (i) a transfer of Landlord's interest in the Building; (ii) the termination of any ground or underlying lease of the Building, or the Land, or both; or (iii) the purchase or other acquisition of the Building, or Landlord's interest therein in a foreclosure sale or by deed in lieu of foreclosure under any mortgage or deed of trust, or pursuant to a power of sale contained in any mortgage or deed of trust, then in any of such events Tenant shall, at the request of Landlord or Landlord's successor in interest and subject to Exhibit H, attorn to and recognize the transferee or purchaser of Landlord's interest or the interest of the lessor under the terminated ground or underlying lease, as the case may be, as "Landlord" under this Lease for the balance then remaining of the Term, and thereafter this Lease shall continue as a direct lease between such person or entity, as "Landlord," and Tenant, as "Tenant," except that such lessor, transferee or purchaser shall not be (a) bound by or required to credit Tenant with any prepayment of the Base Rent or Additional Rent more than thirty (30) days in advance or any deposit, rental security or any other sums deposited with any prior landlord under the Lease (including Landlord) unless said sum is actually received by such transferee; (b) bound by any amendment, modification or termination of this Lease made without the consent of the holder of each mortgage or deed of trust encumbering the Building or the Complex existing as of the date of such amendment (except to the extent such amendment, modification or termination is otherwise expressly provided for in this Lease); (c) liable for any breach, act or omission of any prior landlord under the Lease (including Landlord) or any damages arising therefrom; (d) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); (e) liable for any late completion of any construction of the Premises or Tenant Improvements to the Premises commenced or agreed to by any prior landlord under the Lease (including Landlord); (f) liable for payment of any damages, fees or penalties payable by any landlord under the Lease (including Landlord) to Tenant including but not limited to fees or penalties for failure to deliver the Premises in a timely fashion (except to the extent they were the actual owner at the time); or (g) bound by any obligation which may appear in this Lease to pay any sum of money to Tenant; provided, however, that after succeeding to Landlord's interest under this Lease, such transferee shall agree to perform in accordance with the terms of this Lease all obligations of Landlord arising after the date of such transfer. Within ten (10) days after the request of such transferee, Tenant shall execute, acknowledge and deliver any document reasonably consistent with Exhibit H confirming the foregoing.

c. Tenant agrees, at any time, and from time to time, upon not less than fifteen (15) days' prior notice by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing certifying that, to the extent accurate, (i) this Lease is unmodified and in full force and effect (or if there have been

modifications, that the same is in full force and effect as modified and stating the modifications); (ii) the Term of the Lease has commenced and the full rental is now accruing hereunder; (iii) Tenant has accepted possession of the Premises and is presently occupying the same; (iv) whether or not all improvements required by the terms of the Lease to be made by Landlord have been completed and all tenant improvement allowances have been paid in full; (v) whether there are offsets, counterclaims, abatements or defenses against or with respect to the payment of any rent or other charges due under the Lease; (vi) no rent under the Lease has been paid more than thirty (30) days in advance of its due date; (vii) to the best of Tenant's knowledge, Landlord is not in default in the performance of any covenant, agreement, provision or condition contained in the Lease or, if so, specifying each such default of which Tenant may have knowledge; (viii) the address for notices to be sent to Tenant; (ix) the only security deposit tendered by Tenant is as set forth in the Lease, and such security deposit has been paid to Landlord; and (x) any other information reasonably requested by Landlord or any mortgagee or ground lessor of the Building and/or the Land it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser or lessee of the Building or any part thereof, any mortgagee or prospective mortgagee thereof, any prospective assignee of any mortgage thereof, any ground lessor or prospective ground lessor of the Land and/or the Building or any prospective assignee of any such ground lease. Tenant also agrees to execute and deliver from time to time such estoppel certificates as an institutional lender may require with respect to this Lease. If Tenant fails to respond within ten (10) days after receipt by Tenant of a written request by Landlord as herein provided, Landlord shall provide a second copy of the estoppel for Tenant to execute. If Tenant fails to execute the second estoppel within five (5) days of receipt, then Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee consistent with the terms of the estoppel so requested.

16. DEFAULT AND REMEDIES.

a. If Tenant shall (i) fail to pay any installment of Monthly Base Rent, although no legal or formal demand has been made therefor, within five (5) business days after written notice by Landlord (provided that no such notice shall be required with respect to the third (3rd) and each successive failure by Tenant, during any twenty-four (24) month period during the Term, to pay Monthly Base Rent on or before the fifth (5th) day of the calendar month in which it is due), or (ii) fail to make any payment of Additional Rent or any other payment required by the terms and provisions hereof, within ten (10) business days after notice or demand therefor; or (iii) convey, assign, mortgage or sublet this Lease, the Premises or any part thereof, or Tenant's interest therein, or attempt any of the foregoing, without the prior written consent of Landlord; or (iv) commit or suffer to exist an Event of Bankruptcy (hereinafter defined), or (v) fail to maintain the insurance coverage required by Section 12 above and such default continues for ten (10) days after written notice by Landlord; (vi) abandon the Premises for a period of ten (10) consecutive calendar days; or (vii) violate or fail to perform any of the other terms, conditions, covenants or agreements herein made by Tenant and fails to cure such default within thirty (30) calendar days after notice, provided, however, that if the nature of Tenant's failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be in default if it begins such cure within the thirty (30)-day period described above and thereafter diligently prosecutes such cure to completion; then there shall be deemed to have been committed an "Event of Default".

b. In the event of any Event of Default by Tenant as defined in Section 16a, Landlord may at any time thereafter, without notice and demand and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such default or breach, do any of the following:

(i) Landlord may terminate this Lease, by giving written notice of such termination to Tenant, whereupon this Lease shall automatically cease and terminate and Tenant shall be immediately obligated to quit the Premises. Any other notice to quit or notice of Landlord's intention to re-enter the Premises is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the right of Landlord to recover from Tenant all rent and any other sums accrued up to the

time of termination or recovery of possession by Landlord, whichever is later. No act by Landlord other than giving written notice to Tenant shall terminate this Lease.

(ii) With or without the termination of this Lease, Landlord may proceed to recover possession of the Premises under and by virtue of the provisions of the laws of the jurisdiction in which the Building is located, or by such other proceedings, including re-entry and possession, as may be applicable. If this Lease is terminated or Landlord recovers possession of the Premises before the expiration of the Term by reason of Tenant's default as hereinabove provided, Landlord shall have the option to take reasonable steps to relet the Premises for such rent and upon such terms as are not unreasonable under the circumstances and, if the full rental reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including without limitation deficiency in rent during any period of vacancy or otherwise; the costs of removing and storing the property of Tenant or of any other occupant; commercially reasonable expenses incurred by Landlord in enforcing Landlord's remedies, including without limitation, reasonable attorneys' fees and Late Charges as provided herein, and advertising, brokerage fees and expenses of placing the Premises in first class rentable condition. Landlord, in putting the Premises in good order or preparing the same for re-rental may, at Landlord's option, make such alterations, repairs or replacements in the Premises as Landlord, in its sole judgment, considers advisable and necessary for the purpose of reletting the Premises, and the making of such alterations, repairs, or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. If Tenant fails to make any payment for which Tenant is obligated under this Lease to any third party or to do any act herein required to be made or done by Tenant, then Landlord may, after written notice to Tenant and a reasonable opportunity to make such payment or perform such act, but shall not be required to, make such payment or do such act. The taking of such action by Landlord shall not be considered a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default. If Landlord is entitled, or Tenant is required, pursuant to any provision hereof to take any action upon the termination of the Lease Term, then Landlord shall be entitled, and Tenant shall be required, to take such action also upon the termination of Tenant's right of possession.

(iii) Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of termination of this Lease, the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or at Landlord's option in a single proceeding deferred until the expiration of the Term (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said Term) or in a single proceeding prior to either the time of reletting or the expiration of the Term. If Landlord elects to repossess the Premises without terminating this Lease, then Tenant shall be liable for and shall pay to Landlord all Rent and other indebtedness accrued to the date of such repossession, plus Rent required to be paid by Tenant to Landlord during the remainder of this Lease until the date of expiration of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period (after deducting expenses incurred by Landlord as provided in Section 16b(ii) above). In no event shall Tenant be entitled to any excess of any Rent obtained by reletting over and above the Rent herein reserved. Actions to collect amounts due from Tenant as provided in this Section 16(a)(iii) may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the Term of this Lease.

c. Notwithstanding the foregoing, if Landlord terminates this Lease pursuant to Section 16b(i), above, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default, an amount equal to the difference between (i) all Monthly Base Rent, Additional Rent and other sums which would be payable under this Lease from the date of such demand (or, if it is earlier, the date to which Tenant shall have satisfied in full its obligations under Section 16b(ii), above) for what would be the then unexpired Term in the absence of such termination, and (ii) the fair market rental value of the Premises over the same period (net of all expenses and all vacancy periods reasonably projected by Landlord to be incurred in connection with the reletting of the Premises), with such differential discounted at the rate of six percent (6%) per annum. Nothing herein shall be construed to affect or prejudice Landlord's right to prove, and claim in full, unpaid Rent or any other amounts accrued prior to termination of this Lease.

d. Upon the occurrence of an Event of Default hereunder, Landlord, with or without terminating the Lease, may immediately reenter and take possession of the Premises and evict Tenant therefrom by judicial process and otherwise in accordance with applicable law, without being liable for or guilty of trespass, forcible entry or any other tort. Landlord's right to exercise such "self-help" remedy shall be in addition to, and not in limitation of, Landlord's other rights and remedies hereunder for a breach by Tenant of its obligations under the Lease.

e. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event Tenant is evicted or dispossessed for any cause, or in the event Landlord obtains possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise. In addition, Tenant hereby expressly waives any and all rights to bring any action whatsoever against any tenant taking possession after Tenant has been lawfully dispossessed or evicted hereunder, or to make any such tenant a party to any action brought by Tenant against Landlord.

f. Landlord and Tenant shall and each does hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease or its termination, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises or any claim of injury or damage and any emergency statutory or any other statutory remedy. In the event Landlord commences any summary proceeding for nonpayment of Rent or Additional Rent, Tenant will interpose no counterclaim of whatever nature or description, excepting any mandatory counterclaim, in any such proceeding.

g. Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired Term. In the event of a breach or anticipatory breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not provided for herein.

h. In the event of any default by Landlord, Tenant may seek an action for damages (Tenant hereby waiving the benefit of any laws granting Tenant a lien upon the property of Landlord or upon Rent due Landlord), injunctive relief or specific performance, but prior to any such action Tenant will give Landlord notice specifying such default with particularity, and Landlord shall have thirty (30) days after receipt of such notice in which to cure any such default; provided, however, that if such default cannot, by its nature, be cured within such period, Landlord shall not be deemed in default if Landlord shall within such period commence to cure such default and shall diligently prosecute the same to completion. Unless and until Landlord fails so to cure any default after notice, Tenant shall have no remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; all such obligations will be binding upon Landlord only during the period of its ownership of the Building and not thereafter; and no default or alleged default by Landlord shall relieve or delay performance by Tenant of its obligations to continue to pay Annual Base Rent and Additional Rent hereunder as and when the same shall be due.

i. Notwithstanding anything to the contrary contained in this Section, Landlord shall, however, use commercially reasonable efforts to relet the Premises upon its recovery of possession of the Premises, provided that Tenant has vacated and surrendered possession of the Premises to Landlord, and provided further that in reletting the Premises Landlord may, in its commercially reasonable discretion, (i) accept or reject any potential tenant for the Premises, (ii) relet the Premises for a shorter or longer period of time than the Lease Term, (iii) make any necessary repairs or improvements, and (iv) if other space in the Building is vacant at the time of Tenant's default, or subsequently becomes vacant, Landlord need not rent the Premises before letting such other vacant space. Additionally, nothing herein shall require Landlord to relet to (a) a proposed tenant who is of a character or engaged in a business which is not in keeping with the standards for the Building; (b) the remaining space after such tenant's lease would leave a space that is not regular in shape with appropriate means of ingress and egress or suitable for normal renting purposes; (c) in the reasonable judgment of Landlord, the proposed tenant does not have the financial capacity to undertake the obligations of the proposed lease; or (d) the

proposed lease would violate any term or condition of any covenant or agreement of Landlord involving the Building or any other tenant lease within the Building

17. BANKRUPTCY.

a. For purposes of this Lease, the following shall be deemed "Events of Bankruptcy": (i) if a receiver or custodian is appointed for any or all of Tenant's property or assets, or if there is instituted a foreclosure action on any of Tenant's property; or (ii) if Tenant files a voluntary petition under 11 U.S.C. Article 101, *et seq*., as amended (the "Bankruptcy Code"), or under the insolvency laws of any jurisdiction (the "Insolvency Laws"); or (iii) if there is filed an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is not dismissed within thirty (30) days of filing; or (iv) if Tenant makes or consents to an assignment of its assets, in whole or in part, for the benefit of creditors, or a common law composition of creditors; or (v) if Tenant generally is not paying its debts as its debts become due.

b. Upon the occurrence of an Event of Bankruptcy, Landlord, at its option and sole discretion, may terminate this Lease by written notice to Tenant (subject, however, to applicable provisions of the Bankruptcy Code or Insolvency Laws during the pendency of any action thereunder). If this Lease is terminated under this Section 17, Tenant shall immediately surrender and vacate the Premises, waives all statutory or other notice to quit, and agrees that Landlord shall have all rights and remedies against Tenant provided in Section 16 above in case of an Event of Default by Tenant.

c. If Tenant becomes the subject debtor in a case pending under the Bankruptcy Code (the "Bankruptcy Case"), Landlord's right to terminate this Lease under this Section 17 shall be subject to the applicable rights (if any) of the debtor-in-possession or the debtor's trustee in bankruptcy (collectively, the "Trustee") to assume or assign this Lease as then provided for in the Bankruptcy Code, however, the Trustee must give to Landlord, and Landlord must receive, proper written notice of the Trustee's assumption or rejection of this Lease within sixty (60) days (or such other applicable period as is provided pursuant to the Bankruptcy Code, it being agreed that sixty (60) days is a reasonable period of time for election of an assumption or rejection of this Lease) after the commencement of the Bankruptcy Case; it being agreed that failure of the Trustee to give notice of such assumption hereof within said period shall conclusively and irrevocably constitute the Trustee's rejection of this Lease and waiver of any right of the Trustee to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless said Trustee (i) promptly and fully cures all defaults under this Lease; (ii) promptly and fully compensates Landlord and any third party (including other tenants) for all monetary damages incurred as a result of such default; and (iii) provides to Landlord "adequate assurance of future performance." Landlord and Tenant (which term may include the debtor or any permitted assignee of debtor) hereby agree in advance that "adequate assurance of performance" as used in this paragraph, shall mean that all of the following minimum criteria must be met: (1) the source of Monthly Base Rent, Additional Rent and other consideration due under this Lease, and the financial condition and operating performance of Tenant, and its guarantor, if any, shall be similar to the financial condition and operating performance of Tenant as of the Commencement Date; (2) Trustee or Tenant must pay to Landlord all Monthly Base Rent and Additional Rent payable by Tenant hereunder in advance; (3) Trustee or Tenant must agree (by writing delivered to Landlord) that the use of the Premises shall be used only for the permitted use as stated in this Lease, and that any assumption or assignment of this Lease is subject to all of the provisions thereof and will not violate or affect the rights or agreements of any other tenants or occupants in the Building or of Landlord (including any mortgage or other financing agreement for the Building). The criteria stated above are not intended to be exhaustive or all-inclusive and Landlord may determine that the circumstances of Tenant or of this Lease require other or further assurances of future performance. In the event Tenant is unable to: (a) cure its defaults; (b) reimburse Landlord for its monetary damages; (c) pay the Monthly Base Rent and Additional Rent due under this Lease on time; or (d) meet the criteria and obligations imposed by (1) through (3), above, then Tenant hereby agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with Section 17b above.

18. PAYMENT OF TENANT'S OBLIGATIONS BY LANDLORD AND UNPAID RENT. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense, except as otherwise provided for herein. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable grace period set forth in this Lease, Landlord may, without waiving or releasing Tenant from any of its obligations hereunder, make any such payment or perform any such other required act on Tenant's part. All sums so paid by Landlord, and all necessary incidental costs, together with interest thereon at two percentage points (2%) over the Prime Rate then in effect, from the date of such payment by Landlord, shall be payable by Tenant to Landlord as Additional Rent hereunder, on demand, and Tenant covenants and agrees to pay any such sums. Landlord shall have (in addition to any other right or remedy of Landlord hereunder or at law) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Additional Rent.

19. VOLUNTARY SURRENDER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the sole option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the sole option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies; provided however, that if Landlord elects to treat such termination as an assignment of any such sublease, Landlord shall have no obligation or liability to the subtenant thereunder for any claim, damage or injury which accrued prior to the date of surrender or mutual cancellation hereunder.

20. ABANDONMENT OF PERSONAL PROPERTY. Upon the expiration of the Term or earlier termination of this Lease, Tenant shall forthwith remove Tenant's goods and effects and those of any other persons claiming through or under Tenant, or subtenancies assigned to it and quit and deliver the Premises to the Landlord peaceably and quietly and in the Surrender Condition. Goods and effects not removed by Tenant after termination of this Lease (or within forty-eight (48) hours after a termination by reason of Tenant's default) shall be considered abandoned. Landlord shall give Tenant notice of right to reclaim abandoned property pursuant to applicable local law and may thereafter dispose of the same as Landlord deems expedient, including public or private sale and/or storage in a public warehouse or elsewhere at the sole cost, and for the account, of Tenant, and Tenant shall promptly upon demand reimburse Landlord for any expenses incurred by Landlord in connection therewith, including reasonable attorneys' fees.

21. HOLD-OVER. If Tenant shall not immediately surrender the Premises at the expiration of the Term then Tenant shall, by virtue of the provisions of this Section 21, become a tenant by the month. In such event Tenant shall be required to pay, (i) if the Premises has been leased to another tenant, one hundred fifty percent (150%) of the Monthly Base Rent then in effect and as subsequently escalated in accordance with the provisions hereof, or (ii) if the Premises has not been leased to another tenant, one hundred percent (100%) of the foregoing Monthly Base Rent for the first three (3) months and one hundred fifty percent (150%) of such Monthly Base Rent thereafter, together with all Additional Rent in effect during the last month of the Term, commencing said monthly tenancy with the first (1st) day next after the end of the Term; and said Tenant, as a month-to-month tenant, shall be subject to all of the conditions and covenants of this Lease as though the same had originally been a monthly tenancy, except as otherwise provided above with respect to the payment of Rent. Each party hereto shall give to the other at least thirty (30) days' written notice to quit the Premises, except in the event of non-payment of Rent provided for herein when due, or of the breach of any other covenant by the said Tenant, in which event, Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being expressly waived; provided, however, that in the event that Tenant shall hold over after expiration of the Term, and if Landlord shall desire to regain possession of said Premises (a) promptly at the expiration of the Term, then at any time prior to the acceptance of the Rent by Landlord from Tenant, as a monthly tenant hereunder, Landlord, at its election or option, may reenter and take possession of the Premises forthwith, without process, or by any legal action or process in the Commonwealth of Virginia, and (b) Landlord has provided to Tenant not less than 120 days prior written notice that the Premises has been leased to another tenant, and that Landlord may incur additional damages if Tenant fails to vacate the Premises

within such 120 days, then Tenant shall be liable to Landlord for any consequential damages Landlord may incur if Tenant fails to vacate the Premises within 120 days after receipt of Landlord's notice.

22. OPTION TO EXTEND TERM.

a. Tenant shall have and is hereby granted the option to extend the Term hereof for two (2) periods of seven (7) years each (each, an "Extension Period") commencing on the date immediately following the Lease Expiration Date, or on the date immediately following the last day of the first Extension Period, as applicable, provided that: (i) Tenant delivers written notice (the "Extension Notice") to Landlord, not more than fifteen (15), or less than nine (9), months prior to the Lease Expiration Date, or the last day of the first Extension Period, as applicable, time being of the essence, of Tenant's irrevocable election to exercise such extension option; (ii) no Event of Default exists at the time of the exercise of such option; and (iii) Tenant has not assigned its interest in the Lease to any tenant other than an Affiliate. Notwithstanding anything to the contrary contained in this Section 22, Tenant shall have the right to extend the Term pursuant to the terms of this Section 22 for less than the entire Premises provided that (1) Tenant sets forth in the Extension Notice the portion of the Premises with respect to which Tenant will relinquish as of the Lease Expiration Date, or on the date immediately following the last day of the first Extension Period, as applicable (the "Relinquished Premises"), and (2) the portion of the Premises which Tenant will retain for the applicable Extension Period must consist of at least one (1) full floor.

b. All terms and conditions of the Lease, including without limitation all provisions governing the payment of Additional Rent and annual increases in Annual Base Rent, shall remain in full force and effect during the applicable Extension Period, except that (i) Annual Base Rent (on a per rentable square foot basis) payable during the applicable Extension Period shall equal the Fair Market Rental Rate (hereinafter defined) at the time of the commencement of the applicable Extension Period and (ii) the Base Year shall be the calendar year in which occurs the first day of the applicable Extension Period. As used in this Lease, the term "Fair Market Rental Rate" shall mean the fair market rental rate that would be agreed upon between a landlord and a tenant for comparable new and renewal space as to location, configuration, size and use, in a comparable building as to quality, reputation and location in Reston, Virginia, with a comparable build-out and a comparable term at the time Tenant delivers the Extension Notice assuming the following: (A) the landlord and tenant are informed and well-advised and each is acting in what it considers its own best interests; (B) the landlord shall provide a "market" tenant improvement allowance, free rent period and other tenant concessions typically provided to tenants of comparable space in comparable buildings for leases having terms comparable to the applicable Extension Period; and (C) the tenant shall pay Pass-Through Costs as described above. Notwithstanding anything to the contrary contained in this Section 22, upon Tenant's written request given prior to Tenant's delivery to Landlord of an Extension Notice, Landlord shall provide Tenant with Landlord's determination of the Fair Market Rental Rate, provided, however, that in no event shall Landlord be obligated to provide same to Tenant prior to the date which is fifteen (15) months prior to the Lease Expiration Date, or fifteen (15) months prior to the last day of the first Extension Period, as applicable.

c. Landlord and Tenant shall negotiate in good faith to determine the Annual Base Rent for the applicable Extension Period, for a period of thirty (30) days after the date on which Landlord receives an Extension Notice from Tenant. In the event Landlord and Tenant are unable to agree upon the Annual Base Rent for the applicable Extension Period within said thirty (30)-day period, then, provided Tenant delivers written notice (the "3-Broker Notice") to Landlord within ten (10) business days after the expiration of said thirty (30)-day period that Tenant desires the Fair Market Rental Rate to be determined by a 3-broker method, the Fair Market Rental Rate for the Premises shall be determined by a board of three (3) licensed real estate brokers, one of whom shall be named by the Landlord, one of whom shall be named by Tenant, and the two so appointed shall select a third (the "Third Broker"). In the event Tenant fails to timely deliver the 3-Broker Notice to Landlord, the Term shall not be extended for the applicable Extension Period and the Term shall expire on the Lease Expiration Date, or the last day of the first Extension Period, as applicable, unless earlier terminated in accordance with the terms of the Lease. Each real estate broker so selected shall be licensed in the Commonwealth of Virginia as a real estate broker specializing in the field of office leasing in Reston, Virginia, having no fewer than ten (10) years experience in such field, and recognized as ethical and reputable within the field. Landlord and Tenant

agree to make their appointments promptly within ten (10) days after the expiration of the thirty (30)-day period, or sooner if mutually agreed upon. The two (2) brokers selected by Landlord and Tenant shall select the Third Broker within ten (10) days after they both have been appointed, and all three (3) brokers shall, within fifteen (15) days after the Third Broker is selected, submit his or her determination of the Fair Market Rental Rate. The Fair Market Rental Rate shall be the average of the two (2) closest determinations. Landlord and Tenant shall each pay the fee of the broker selected by it, and they shall equally share the payment of the fee of the Third Broker.

d. Should the Term of the Lease be extended hereunder, Tenant shall execute an amendment modifying this Lease within ten (10) business days after Landlord and Tenant mutually agree upon the documents (with both parties acting in good faith to reach commercially reasonable terms). Should Tenant fail to execute the amendment (which accurately sets forth such information and which contains no material provisions inconsistent with the terms hereof) within ten (10) business days after presentation of same by Landlord, time being of the essence, Tenant's right extend the Term of the Lease shall, at Landlord's sole option, terminate, and Landlord shall be permitted to lease such space to any other person or entity upon whatever terms and conditions are acceptable to Landlord in its sole discretion.

23. PARKING.

a. Landlord shall provide Tenant, without charge during the initial Term, with ninety-two (92) parking spaces (or 3.6 spaces per 1,000 r.s.f. of the Premises then being leased by Tenant) for use by Tenant's employees, agents and guests, of which eighty-one (81) shall be unreserved spaces located in the surface lot adjacent to the Building and eleven (11) shall be covered (or partially covered), reserved spaces whose location is shown in Exhibit I.

b. Tenant agrees that it and its employees shall observe reasonable safety precautions in the use of the surface parking lot, and shall at all times abide by all rules and regulations promulgated by Landlord or the parking operator governing the use of the surface parking lot. Landlord may, at any time, or from time to time, restrict access to the parking lot for life safety or security purposes. Tenant understands and agrees that Landlord does not assume any responsibility for any damage or loss to any automobiles parked in the surface parking lot, or to any personal property located therein or thereon, or for any injury sustained by any person in or about the surface parking lot unless such injury is caused by Landlord's gross negligence or willful misconduct

c. The parking spaces allocated to Tenant pursuant to the terms of this Section 23 may also be utilized by the employees and guests of any Affiliate and any Landlord-approved assignee or subtenant of Tenant.

24. NOTICES. Any and all notices or demands required or permitted herein shall be in writing and served (a) certified mail, return receipt requested; (b) by guaranteed overnight courier; or (c) by facsimile followed with originals sent guaranteed overnight courier, at the addresses provided in Section 1h above. If served by certified mail, service shall be conclusively deemed made forty-eight (48) hours after the deposit thereof in the United States mail, postage prepaid, pursuant to this Section 24. If served by overnight courier, service shall be conclusively deemed made one (1) business day after deposit with such courier. If served by facsimile, service shall be conclusively deemed made upon evidence of successful and complete transmission so long as the originals are deposited that same business date for next business day delivery with a guaranteed overnight courier. Either party may specify a different address according to the terms of this Section 24.

25. BROKERS. Landlord and Tenant recognize CB Richard Ellis, Landlord's agent, and Jones Lang LaSalle Brokerage, Inc., Tenant's agent (collectively, the "Brokers"), as the sole brokers with respect to this Lease and Landlord agrees to be responsible for the payment of any leasing commissions owed to the aforesaid Brokers in accordance with the terms of separate commission agreements entered into between Landlord and each of said Brokers. Landlord and Tenant each represents and warrants to the

other that, except for the Brokers, no other broker has been employed in carrying on any negotiations relating to this Lease and shall each indemnify and hold harmless the other from any claim for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty.

26. ENVIRONMENTAL CONCERNS

a. Tenant, its agents, employees, contractors or invitees shall not (i) cause or permit any Hazardous Materials (hereinafter defined) to be brought upon, stored, used, generated or disposed on, in or about the Premises and/or the Building, except for cleaning supplies, copier toner and other materials customarily used by office tenants in first class office buildings, which materials shall be stored and used by Tenant in strict compliance with the Environmental Laws (hereinafter defined); or (ii) knowingly cause or permit the release, discharge, spill or emission of any Hazardous Material in or from the Premises.

b. Tenant hereby agrees that it is and shall be fully responsible for all costs, expenses, damages or liabilities (including, but not limited to those incurred by Landlord and/or its mortgagee) which may occur from the use, storage, disposal, release, spill, discharge or emission of Hazardous Materials by Tenant, its agents, employees, contractors or invitees, whether or not the same may be permitted by this Lease. Tenant shall defend, indemnify and hold harmless Landlord, its mortgagee and its agents from and against any claims, demands, administrative orders, judicial orders, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, reasonable attorney fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to the use, storage, disposal, release, discharge, spill or emission of any Hazardous Material, or the violation of any Environmental Laws (as defined below), by Tenant, its agents, employees, contractors or invitees. The provisions of this Section 26 shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or in equity and shall survive the transactions contemplated herein or any termination of this Lease. Notwithstanding anything herein to the contrary, under no circumstances shall Tenant have any obligation or liability of any kind whatsoever arising out of or connected with any Hazardous Materials, either (A) existing on or about the Premises or the Building on or before the date of tender of possession to Tenant, or (B) which is not stored, disposed, emitted, or released on or about the Premises or Building by Tenant or any employee, contractor, agent or invitee of Tenant.

c. Landlord hereby agrees that it is and shall be fully responsible for all costs, expenses, damages or liabilities which are Landlord's responsibility pursuant to applicable law arising out of, or related to, the use, storage, disposal, release, spill, discharge or emissions of Hazardous Materials by any party other than Tenant and Tenant's agents, contractors, employees, invitees, subtenants and assignees, on the Land or in the Building. Landlord shall defend, indemnify and hold harmless Tenant, its mortgagee and its agents from and against any claims, demands, administrative orders, judicial orders, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, reasonable attorneys and consultant fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or related to, the use, storage, disposal, release, discharge, spill or emission of any Hazardous Material by Landlord on, or in connection with the operation of, the Building and the Land.

d. Tenant hereby agrees that it shall: (i) give Landlord prompt verbal and follow-up written notice of any known actual or threatened Environmental Default (as defined below) arising out of any action or inaction of Tenant or any agent, employee, contractor or invitee of Tenant, which Environmental Default Tenant shall promptly cure in accordance with all Environmental Laws and only after Tenant has obtained Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed; and (ii) promptly deliver to Landlord copies of any notices or other items received from or submitted to any governmental or quasi-governmental agency, or any claim instituted or threatened by any third party, concerning the Premises, the occupancy or use thereof, or the existence or potential existence of Hazardous Materials therein. Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity, Landlord shall have the right but not the obligation to, upon prior reasonable notice, enter the Premises, to supervise and approve any actions taken by Tenant to address the Environmental Default, and, if Tenant fails to address same in

accordance with this Lease, to perform, with respect to conditions existing on account of action or inaction of Tenant or any agent, employee, contractor or invitee of Tenant, at Tenant's sole cost and expense, or otherwise take any lawful action necessary to address same. "Environmental Default" means any of the following by Tenant or any agent, employee, contractor of invitee of Tenant: a violation of an Environmental Law; a release, spill or discharge of a Hazardous Material on or from the Premises, the Land or the Building; an environmental condition requiring responsive action; or an emergency environmental condition.

e. As used in this Lease, the term "Hazardous Materials" shall include, without limitation:

(i) those substances included within the definitions of "hazardous substance," "hazardous material," "toxic substance," or "solid waste" in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. §9601 *et seq.*) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Solid Waste Disposal Act and the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. § 1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. and in the regulations promulgated pursuant to said laws, all as amended;

(ii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); and

(iii) any material, waste or substance which is (A) petroleum; (B) asbestos; (C) polychlorinated biphenyl; (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. §1251 *et seq.* (33 U.S.C. §1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. §1317); (E) flammables or explosives; or (F) radioactive materials.

(iv) any petroleum and petroleum product, including crude oil or any fraction thereof, which is not specifically listed or designated as a Hazardous Substance under Subsections (i) through (iii) above, as well as natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel and mixtures of natural gas and such synthetic gas.

f. All federal, state or local laws, statutes, regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authority or issued or promulgated thereunder shall be referred to as the "Environmental Laws".

27. LANDLORD'S LIEN. Intentionally omitted.

28. RULES AND REGULATIONS. Tenant shall at all times comply with the rules and regulations set forth in <u>Exhibit D</u> attached hereto and with any reasonable additions thereto and modifications thereof adopted from time to time by Landlord; Tenant shall be given written notice of any such additions and modifications. Each such rule or regulation shall be deemed to be a covenant of this Lease to be performed and observed by Tenant. In the event of any conflict between the terms of this Lease and the terms of such rules and regulations, the terms of this Lease shall control. Landlord agrees to enforce the rules and regulations in a fair and equitable manner as to all similarly situated tenants.

29. QUIET ENJOYMENT. Landlord covenants that, if Tenant is not in default hereunder beyond any applicable notice or cure period, Tenant shall at all times during the Term peaceably and quietly have, hold and enjoy the Premises without disturbance from Landlord, or any party claiming through Landlord,

subject to the terms of this Lease and to the rights of the parties presently or hereinafter secured by any deed of trust or mortgage against the Building.

30. MORTGAGEE PROTECTION.

a. Provided that Landlord has notified Tenant of the name and address of such mortgagee(s) and/or trust deed holder(s), Tenant agrees to give any mortgagee(s) and/or trust deed holder(s), by certified or registered mail, postage prepaid, return receipt requested, a copy of any notice of any failure by Landlord to fulfill any of its obligations under this Lease, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the addresses of such mortgagee(s) and/or trust deed holder(s). Tenant further agrees that such mortgagee(s) and/or trust deed holder(s) shall have such reasonable time as may be necessary to cure such failure as long as any mortgagee(s) and/or trust deed holder(s) has/have commenced and is/are diligently pursuing the remedies necessary to cure such failure (including, but not limited to, time to take possession and/or commence foreclosure proceedings, if necessary, to effect such cure). Notwithstanding anything herein to the contrary, so long as any mortgagee(s) and/or trust deed holder(s) has/have commenced and is/are diligently pursuing the remedies necessary to cure such failure (including, but not limited to, taking possession and/or commencing foreclosure proceedings, if necessary, to effect such cure), Tenant shall have no right to terminate this Lease as a result of any such failure by Landlord.

b. In the event that any trust or mortgage lender providing financing in connection with the Building requires, as a condition of such financing, that modifications to this Lease be obtained, and provided that such modifications (i) are reasonable; (ii) do not adversely affect Tenant's use of the Premises as herein permitted; and (iii) do not increase the rent and other sums required to be paid by Tenant hereunder, then Landlord may submit to Tenant a written amendment to this Lease incorporating such required modifications, and Tenant shall execute and return to Landlord such written amendment within seven (7) days after the amendment has been submitted to Tenant.

c. The effectiveness of this Lease and any amendments hereto shall be subject to the approval of the holders of any deeds of trust, mortgages or ground leases encumbering the Building or the Complex as of the date of such Lease or amendment, as applicable.

31. ROOF ACCESS.

a. **Right to Install.** During the Term and any Extension Period, Tenant shall have the non-exclusive right, at Tenant's expense, and for its own use, to purchase, install, maintain and operate satellite dishes, telephone switching equipment, telecommunication and fiber optic lines, and telecommunications antennas (individually and collectively, the "**Antenna**") on Tenant's Pro Rata Share of that portion of the roof of the Building designated by Landlord for such purposes (the "**Antenna Space**"). Tenant will be required, at Tenant's expense, to screen the Antenna on all sides (if the antenna is visible or if required by governmental authorities), which screening shall be subject to Landlord's reasonable approval including, without limitation, the materials and appearance of the screening.

b. **Specifications.** Prior to installing the Antenna, Tenant shall furnish detailed plans and specifications (including the color, material and all other relevant specifications) for the Antenna (or any modification) to Landlord for approval, which approval will not be unreasonably withheld; provided, Landlord shall have the right, in its sole discretion, to limit the location, size, height, width and weight of the Antenna and to prohibit any Antenna which Landlord determines not to be aesthetically acceptable or which is otherwise visible from street level. In no event shall the Antenna (including without limitation any guy wires) be located outside of the Antenna Space. If Landlord determines it to be reasonably necessary, Landlord shall have the right to require, at Tenant's expense, that a structural engineering report be prepared prior to Landlord's approval of any proposed Antenna.

c. **Use.** Tenant will use the Antenna solely for the transmission of content produced, modified or consumed by Tenant (as opposed to the unmodified transfer of content between two

customers, such as that engaged in by a cellular telephone company) and for no other purpose. Tenant will not lease, sublease, license, assign or otherwise allow the Antenna to be used by any third party, other than by a Related Entity or an assignee of this Lease or a subtenant approved by Landlord in accordance with the terms of this Lease.

d. **Costs.** Tenant shall pay all costs of purchase, design, installation, operation, permitting, utilization, insurance, replacement, maintenance and removal of the Antenna. Any provision of this Lease to the contrary notwithstanding, Landlord shall have the right to separately meter the Antenna for electricity or to cause Tenant to separately meter the Antenna for electricity, in either case, at Tenant's expense, and, in such case, Tenant shall pay as Additional Rent the electricity charges for the Antenna directly to Landlord or to the electricity provider, as Landlord shall reasonably determine. Tenant shall pay to Landlord within thirty (30) days after Landlord sends Tenant an invoice therefor, all reasonable costs actually incurred by Landlord in connection with Landlord's review and inspection of Tenant's plans for the Antenna and the installation thereof.

e. **Permits and Approvals.** Tenant shall be responsible for procuring all licenses and permits that may be required for the installation, use or operation of the Antenna, and Landlord makes no warranties or representations as to the permissibility or the permitability of the Antenna under applicable laws, ordinances or regulations. Prior to installing the Antenna, Tenant will deliver to Landlord reasonable evidence of Tenant's having obtained all governmental, community or owner association and architectural control committee consents or approvals to the extent required in connection with the installation and maintenance of the Antenna.

f. **Installation.** Upon Landlord's written approval of the plans and specifications for the Antenna, which approval shall not be unreasonably withheld, the Antenna shall be installed by Tenant's contractor, which contractor shall be subject to Landlord's reasonable approval. Tenant shall (i) construct and maintain the Antenna in good working order and construct, maintain and operate the Antenna in compliance with all applicable Requirements; (ii) install, utilize and operate the Antenna in accordance with the specifications approved by Landlord as provided above and any Governmental Authorities that approved its installation; and (iii) construct the Antenna in accordance with the Building's Rules and Regulations and any other reasonable regulations promulgated by Landlord pertaining to construction in or on the Building by third-party contractors.

g. **Removal.** Upon the expiration or termination of this Lease, Tenant's rights under this Article shall cease and Tenant shall, upon demand by Landlord, remove the Antenna and all special cabling associated therewith and repair any damage caused to the Building by the Antenna, including the installation and the removal thereof.

h. **Nonexclusive License.** Tenant is hereby granted such nonexclusive licenses for (i) use of a reasonable portion of any Building shafts (to the extent such shafts have available capacity) to install the electrical or communication wiring; (ii) access to the roof at all reasonable times during Business Hours and in emergencies; and (iii) use of the Antenna Space to install and operate the Antenna. The Antenna shall be connected to the Premises by cable (or other appropriate means), the installation of which shall be performed by Tenant at Tenant's cost. Tenant will physically label or otherwise mark all of Tenant's cables for easy identification by Landlord. Landlord will endeavor to provide Tenant with a relatively efficient (*i.e.*, direct) cabling route using the existing Building shafts and conduit to connect the Antenna to the Premises. During Normal Business Hours, Landlord shall use commercially reasonable efforts to provide Tenant with access to the Roof within two (2) hours of Landlord's receipt of written notice requesting such access so that Tenant may maintain, repair and/or remove the Antennae.

i. **Other Parties' Rights.** Landlord has advised Tenant that other parties (including, without limitation, other tenants of the Building) have certain rights to erect communications systems on the roof of the Building. Landlord shall have the right for itself and to permit other parties (including, without limitation, current and future tenants) to use those portions of the roof designated by Landlord for communications equipment or for any other use so long as such use does not unreasonably interfere with Tenant's use. Landlord shall make commercially reasonably efforts to minimize interference (but Landlord does not guaranty that there will not be any interference) with Tenant's use of its Antenna by other

tenants' antenna equipment on the roof of the Building. Tenant covenants that it will not use its Antenna in a manner that will interfere with Landlord's and/or any other party's (including, without limitation, any current or future tenant's) use of the roof of the Building for communications equipment or for any other use as such use exists on the day on which Tenant begins to operate its Antenna.

j. **Roof Repairs.** Tenant acknowledges that Landlord might decide, from time to time, to repair or replace the roof of the Building ("**Roof Repairs**"). If Landlord elects to make Roof Repairs, Tenant shall, upon Landlord's request, temporarily remove its Antenna so that the Roof Repairs may be accomplished. The cost of removing and reinstalling the Antenna shall be paid by Tenant. Landlord shall not be liable to Tenant for any damages, lost profits or other costs or expenses incurred by Tenant as the result of the Roof Repairs. During the Roof Repairs, Landlord shall make commercially reasonable efforts to provide temporary accommodations for the antenna. Landlord agrees to use reasonable efforts to complete any Roof Repairs as expeditiously as possible.

32. RIGHT OF FIRST OFFER.

During the Lease Term and any Extension Period, Tenant shall have a continuing first right of offer to lease additional office space in the Building (the "Additional Space"), provided:

a. This right of first offer is subordinate to the rights of (i) the current tenant in the Additional Space to renew, extend or otherwise negotiate a new lease or extension for the Additional Space; (ii) all future tenants in such space, to renew or extend their leases; and (iii) existing tenants in the Building which may have rights to the Additional Space as of the date of execution of this Lease;

b. Tenant is not in Default under this Lease, at the time the Additional Space becomes available;

c. Tenant has not previously assigned the Lease or sublet any part or all of the Premises to anyone other than an Affiliate;

d. Tenant must lease all of the Additional Space offered;

e. Tenant exercises its option as provided in this Section by delivering to Landlord written notice of its intention within ten (10) business days after Landlord has notified Tenant that the Additional Space is available, and the Landlord's proposed Fair Market Rental Rate and improvement allowance for the Additional Space;

f. All terms of the lease of the Additional Space shall be the same terms and conditions as contained in this Lease, except that (i) the Fair Market Rental Rate for the Additional Space (which shall include a Base Year of the calendar year in which the lease for the Additional Space commences for purposes of determining Tenant's Operating Expenses and Real Estate Taxes) shall be determined as set forth in Section 22 of this Lease, provided, however, that in no event will Tenant have the right to revoke its option to lease the Additional Space; and (ii) the rent commencement date for such Additional Space shall be the earlier of (x) the date on which Tenant, or anyone claiming through or under Tenant, first commences use or occupancy of the Additional Space for the conduct of Tenant's business, or (y) ninety (90) days after Landlord delivers possession of the Additional Space to Tenant.

g. Should Tenant exercise its right of first offer hereunder, Tenant shall execute an amendment modifying this Lease to provide for the Additional Space within ten (10) business days after Landlord and Tenant mutually agree upon the document (with both parties acting in good faith to reach commercially reasonable terms). Should Tenant fail to execute the amendment (which accurately sets forth such information and which contains no material provisions inconsistent with the terms hereof) within ten (10) business days after presentation of same by Landlord, time being of the essence, Tenant's right to lease the Additional Space shall terminate, and Landlord shall be permitted to lease such space to any other person or entity upon whatever terms and conditions are acceptable to Landlord in its sole discretion;

h. Landlord shall not be required to accept any term of less than three (3) years for the Additional Space (which Tenant may exercise its Option To Extend to satisfy the minimum lease term, which exercise shall be irrevocable, notwithstanding anything to the contrary contained in Section 22), and Tenant shall not be required to accept any term for the Additional Space which extends beyond the Termination Date of this Lease.

If Tenant fails to comply with each of the above conditions within the time specified, all time periods herein for Tenant being of the essence, then, at Landlord's sole option, this right of first offer will lapse and be of no further force and effect, and Landlord shall have the right to lease all or any part of the Additional Space to a third party under the same or any other terms and conditions, whether or not such terms and conditions are more or less favorable than those offered to Tenant. This right of first offer to lease the Additional Space is personal to Tenant and any subsequent Affiliate and is non-transferable.

33. GENERATOR AND SUPPLEMENTAL HVAC EQUIPMENT.

a. Right to Install. Tenant shall have the right, at Tenant's expense and for its own use, to purchase, install, maintain and operate at the Complex (i) an emergency power generator (up to 250 kVA), fuel cell and other associated equipment; and (ii) supplemental HVAC equipment to service the Premises (collectively, the generator, fuel cell, and HVAC Equipment, "Tenant's Equipment"). The location and screening of Tenant's Equipment shall be determined by Landlord, in its sole but reasonable discretion. Tenant shall deliver to Landlord detailed plans and specifications for Tenant's Equipment and a copy of Tenant's contract for installing Tenant's Equipment, which plans and specifications and contract and the location of Tenant's Equipment shall be subject to Landlord's reasonable approval. If Landlord determines it to be reasonably necessary, Landlord shall have the right to require, at Tenant's expense, that an engineering or other report be prepared prior to Landlord's approval of the proposed Tenant's Equipment. Landlord shall permit Tenant to use the Building risers in order to effectuate the connection of the Back-Up Generator to the Premises.

b. Costs. Tenant shall pay all costs of purchase, design, installation, operation, utilization, replacement, maintenance and removal (including any damage to the Premises, Building or Complex) of Tenant's Equipment.

c. Other Parties' Rights. Tenant covenants that it will not use Tenant's Equipment in a manner that will unreasonably interfere with Landlord's and/or any current or future tenant's use of the Building. Except for any compliance required pursuant to applicable law, there shall be no restrictions on operating the Back-Up Generator during Building power outages.

d. Permits. Tenant shall be responsible for procuring all licenses and permits required for the installation, use or operation of Tenant's Equipment, and Landlord makes no representations or warranties regarding the permissibility or the permitability of Tenant's Equipment under applicable laws.

e. Removal. Upon the expiration or earlier termination of this Lease, Tenant, at Tenant's expense, shall remove Tenant's Equipment and related wiring and other equipment associated therewith and shall repair any damage to the Complex, Building or Premises caused by such removal; provided, however, Landlord shall have the right at the expiration of the Term to elect to have any or all of Tenant's Equipment remain at the Building. Landlord shall not be deemed to make such election unless Landlord delivers its written notice of such election to Tenant.

f. Insurance. Tenant shall insure Tenant's Equipment under such policies, with such insurers, in such amounts and upon such terms as Landlord shall reasonably require. Tenant shall pay Landlord within thirty (30) days after demand by Landlord any increase(s) in Landlord's insurance premium(s) attributable to the Tenant's Equipment.

g. Maintenance. Tenant shall maintain Tenant's Equipment and any related equipment in a clean and safe manner throughout the Term, including any Extension Periods, of the Lease. In addition, all repairs to the Building and/or the Complex made necessary by reason of the installation, maintenance, operation and removal of Tenant's Equipment shall be Tenant's expense.

h. Additional Provisions. Any operation of Tenant's Equipment for testing or upkeep purposes shall be conducted during such times as the usage of the Tenant's Equipment is normal and customary. Tenant shall immediately take all actions necessary to properly remediate any spillage or leak of fuel or any other liquid from Tenant's Equipment, and shall promptly furnish Landlord with a copy of any notice received from any governmental authority relating to any such claimed spillage or leak.

i. Indemnification. Tenant's indemnification obligations set forth in the Lease with regard to the Premises shall also apply to Tenant's Equipment

34. SIGNAGE.

a. Landlord shall, at its expense, display Tenant's name and suite number(s) in Building standard signage on the directory in the lobby of the Building; provided, however, that any subsequent changes to the Tenant's names on the directory or such signage shall be made at Tenant's sole cost.

b. During the Lease Term and any Extension Periods, Tenant, at its sole cost and expense, shall be permitted to install a lighted sign displaying Tenant's trade name on the top façade of the Building facing Sunrise Valley Drive, in a size not to exceed fifty percent (50%) of the total exterior signage rights granted to the Building by the City of Reston. Tenant shall first obtain any necessary governmental or association permits for said sign. The reasonable cost for designing and installing such exterior sign may be charged by Tenant against the Improvements Allowance. After construction and prior to installation of said sign, Tenant shall present the same to Landlord for its written approval, which approval shall not be withheld so long as the sign conforms to the approved plans and specifications. Tenant shall install its approved sign at a time mutually agreed upon by Landlord and Tenant, it being understood and agreed that Landlord shall have the right to supervise such installation. Throughout the Term, Tenant shall pay for all electricity consumed by said sign, and shall maintain said sign in good condition and repair. Upon the expiration or termination of the Term of this Lease, Tenant, at its sole cost and expense, shall remove such sign and repair any damage to the Building resulting therefrom, and make all repairs necessary to return the area of the Building on which such sign was installed to its condition prior to the installation of Tenant's sign.

35. MISCELLANEOUS PROVISIONS.

a. Time is of the essence with respect to all of Tenant's obligations under this Lease.

b. The waiver by Landlord or Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition of any prior or subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any prior breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such prior breach at the time of acceptance of such rent.

c. In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party the fees of its attorneys in such action or proceeding in such amount as the court may judge to be reasonable for such attorneys' fees.

d. Except as expressly otherwise provided in this Lease, all of the provisions of this Lease shall bind and inure to the benefit of the parties hereto and to their heirs, successors, representatives, executors, administrators, transferees and assigns. The term "Landlord," as used herein, shall mean only the owner of the Building and the Land or of a lease of the Building and the Land, at the time in question, so that in the event of any transfer or transfers of title to the Building and the Land, or of Landlord's interest in a lease of the Building and the Land, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing before such transfer, and it shall be deemed, without

further agreement, that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord's interest under this Lease.

e. At Landlord's request, and at the sole cost of Landlord, Tenant will execute a memorandum of this Lease in recordable form setting forth such provisions hereof as Landlord reasonably deems desirable. Tenant shall acknowledge before a notary public its execution of this Lease, so that this Lease shall be in form for recording. The cost of recording this Lease or memorandum thereof shall be borne by Landlord.

f. Notwithstanding any provision to the contrary herein, Tenant shall look solely to the estate and property of Landlord in and to the Land and the Building in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Premises, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises, shall be limited to such estate and property of Landlord in and to the Land and the Building. No properties or assets of Landlord other than the estate and property of Landlord in and to the Building and no property owned by any partner of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises.

g. If Tenant is not a public company, Tenant, within fifteen (15) calendar days after Landlord delivers to Tenant written request therefor, will provide Landlord with a copy of its most recent financial statements, consisting of a Balance Sheet, Earnings Statement, Statement of Changes in Financial Position, Statement of Changes in Owner's Equity and related footnotes, prepared in accordance with generally accepted accounting principles. Such financial statements must be either certified by a certified public accountant or sworn to as to their accuracy by Tenant's chief financial officer. The financial statements provided must be as of a date not more than twelve (12) months prior to the date of request. Landlord shall retain such statements in confidence, but may provide copies to lenders and potential lenders as required.

h. Landlord and Landlord's agents have made no representations or promises with respect to the Building, the Land or the Premises except as herein expressly set forth.

i. Landlord and Tenant shall be excused from performing an obligation or undertaking provided for in this Lease so long as such performance is prevented or delayed, retarded or hindered by an Act of God; force majeure; fire; earthquake; flood; explosion; action of the elements; war; invasion; insurrection; riot; mob violence; sabotage; inability to procure, or a general shortage of, labor; equipment; facilities; materials or supplies in the open market; failure of transportation; strike; lockout; action of labor unions; a taking by eminent domain, requisition; laws or orders of government; or of civil, military or naval authorities; or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of Landlord or Tenant, as applicable, including reasonable delays for adjustments of insurance (collectively, "Force Majeure"); provided, however, that no such event or cause shall relieve Tenant of its obligations hereunder to make full and timely payments of Rent as provided herein.

j. Tenant hereby elects domicile at the Premises for the purpose of service of all notices, writs of summons or other legal documents or process in any suit, action or proceeding which Landlord or any mortgagee may undertake under this Lease.

k. Except as otherwise set forth in this lease, Landlord shall not be liable to Tenant for any damage caused by other tenants or persons in the Building or caused by operations of others in the construction of any private, public or quasi-public work.

l. This Lease and the Exhibits hereto constitute the entire agreement between the parties, and supersedes any prior agreements or understandings between them. This Lease is not effective until executed and delivered by Landlord and Tenant and approved by any current mortgagee of the Building

and/or the Land. The provisions of this Lease may not be modified in any way except by written agreement signed by both parties.

m. This Lease shall be subject to and construed in accordance with the laws of the Commonwealth of Virginia.

n. To the extent required under applicable law to make this Lease legally effective, this Lease shall constitute a deed of lease.

IN WITNESS WHEREOF, duly authorized representatives of Landlord and Tenant have executed this Deed of Lease under seal on the day and year first above written.

LANDLORD:

SUNRISE CAMPUS INVESTORS, LLC,
a Virginia limited liability company

WITNESS:

____

By: ______________________
Name: ROY C PERRY
Title: SENIOR VICE PRESIDENT

TENANT:

WITNESS:

TIER TECHNOLOGIES, INC, a Delaware corporation

____

By: ______________________
Name: Ronald L Rossetti
Title: CEO

LIST OF EXHIBITS

EXHIBIT A:	Demised Premises
EXHIBIT B:	Leasehold Improvements
EXHIBIT C:	Declaration of Commencement Date
EXHIBIT D:	Rules and Regulations
EXHIBIT E:	Fitness Center Waiver
EXHIBIT F:	Exterior Sign Specifications
EXHIBIT G:	HVAC Specifications
EXHIBIT H:	Subordination, Non-Disturbance and Attornment Agreement
EXHIBIT I:	Reserved Parking Spaces

EXHIBIT A

FLOOR PLAN OF PREMISES



THIRD FLOOR-EXISTING CONDITIONS
11130 SUNRISE VALLEY DRIVE RESTON, VA 20191

EXHIBIT B

Leasehold Improvements

This Exhibit is attached to and made a part of that certain Lease Agreement dated as of December 9, 2009 (the "Lease"), by and between **SUNRISE CAMPUS INVESTORS, LLC** ("Landlord"), and **TIER TECHNOLOGIES, INC.** ("Tenant"). Terms used but not defined in this Exhibit shall have the meaning ascribed to them in the Lease.

1. Tenant's Authorized Representative. Tenant designates Jones Lang LaSalle ("Tenant's Authorized Representative") as the person authorized to represent Tenant in issues related to this Exhibit.

2. Landlord Improvements. Landlord shall deliver the Premises in "as-is" condition as of the Commencement Date; provided, however, that Landlord shall, at its sole cost and expense, and within thirty (30) days of the Commencement Date, (a) deliver the existing mechanical, electrical and plumbing systems servicing the Premises in good working order, (b) ensure (i) the accessible route, from the accessible parking to the Premises, including the restrooms and drinking fountains serving the Premises, is in full compliance with the accessibility requirements of the 2006 International Building Code (IBC) and (ii) that the mechanical system providing HVAC to the Premises is in full compliance with all current ASHRAE codes, and (c) remedy the mold in the data center and repair/replace all fourth (4th) floor exterior doors to good working order (collectively, (a) (b) and (c), the "Landlord Improvements").

3. Tenant's Work. Except as otherwise expressly provided in this Exhibit, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant's use and occupancy, and the Premises shall be delivered containing no improvements or property of any kind. Any connections to pipes, ducts and conduits for the mechanical, electrical and plumbing systems in the Building shall be made by Tenant, at Tenant's sole cost and expense. All of the work to be performed in initially finishing and completing the Premises (collectively, "Tenant's Work") shall be performed by Tenant pursuant to this Exhibit B and Section 8 (and all other applicable provisions including insurance, damage and indemnification provisions) of the Lease and such work shall be deemed to be Alterations for all purposes of the Lease; provided, however, that all such work involving alterations to the Building Systems (structural, electrical, mechanical, glass/glazing, fire protection or plumbing work, the heating ventilation and air conditioning system), and the roof of the Building shall, at Landlord's election, be performed by Landlord's designated contractor or subcontractor at Tenant's expense (provided the cost therefor is reasonable and competitive). Landlord shall provide no Building standard items to the Premises. Except as set forth in Section 2 of this Exhibit B, Tenant's taking of possession of the Premises shall constitute Tenant's acknowledgment that the Premises are in good condition and that all obligations of Landlord have been fully satisfied. Tenant acknowledges that Tenant's Work is being accomplished for its own account, Landlord having no responsibility or obligation in respect thereof.

4. Costs.

(a) Landlord shall provide Tenant an allowance (the "Improvements Allowance") equal to the product of Thirty-eight and 00/100 Dollars ($38.00), multiplied by the number of square feet of rentable area in the Premises. The Improvements Allowance is provided in order to help Tenant finance the cost of Tenant's Work, to include hard and soft costs associated therewith such as architectural fees; mechanical and engineering plans; permits; consulting fees; and project/construction management fees. Landlord shall maintain ten percent (10%) of the Improvements Allowance as "retainage" and have no duty to advance any portion of this retainage until satisfaction of the following conditions: (i) Tenant's occupancy of the Premises pursuant to a valid certificate of occupancy; (ii) execution and delivery by Tenant of the Certificate attached to the Lease as Exhibit C; (iii) receipt by Landlord of a certificate of completion from Tenant's architect and lien waivers from Tenant's contractor; (iv) there shall have been no Event of Default under the Lease; and (v) Landlord shall have approved both final plans and working drawings for such tenant improvements and the quality of the materials to be installed in the Premises. The Improvements Allowance shall be available to Tenant in monthly installments upon timely submission of Tenant's statement with all required lien waivers and certificates as provided below as construction of the improvements to the Premises progresses and Tenant incurs expenses toward which the

Improvements Allowance may be applied. Each statement delivered by Tenant shall show, in reasonable detail, all costs incurred and shall be accompanied by invoices of each contractor, subcontractor, supplier or vendor for which reimbursement is sought, and a lien waiver and a certificate, from each contractor and subcontractor whose contract has an aggregate value equal to or greater than $2,500, certifying that all payments then due such contractor or subcontractor and to laborers, materialmen and subcontractors under it have been made, except the amounts then being requisitioned. All contract documents and requisitions submitted by Tenant for reimbursement from the Improvements Allowance relating to design and construction shall be in the then current AIA format. Disbursement shall be made from the Improvements Allowance on or before twenty (20) calendar days after Landlord receives Tenant's complete and correct statements with all required supporting documentation. In addition to the foregoing, Tenant shall deliver lien waivers from all contractors and subcontractors providing services or material to the within thirty (30) calendar days after final completion of the Tenant's Work. At the election of Tenant, Landlord shall, on Tenant's behalf, pay directly all contractors constructing the Tenant's Work, subject to the documentary and other requirements set forth in this Subsection. Notwithstanding anything to the contrary contained herein and in the Lease, If Landlord fails to timely pay to Tenant any properly requested disbursement of the Improvements Allowance, and such failure continues for more than thirty (30) days after a second written request therefore to Landlord, then Tenant may set off any such amounts due to Tenant against future Annual Base Rent due hereunder; provided, however, that to the extent any portion (or all) of the Improvements Allowance has been paid by any mortgagee, trust holder or lender on the Building to Landlord, no set off rights shall exist as to the amounts previously paid. Tenant shall pay Landlord, which may be withheld by Landlord from the Improvements Allowance, a construction management fee of one percent (1%) of the total costs of the Tenant's Work, not to exceed Twelve Thousand Seven Hundred Ninety-two and 00/100 Dollars ($12,792.00).

~~(b) Tenant may, at its option, apply up to Fifteen and 00/100 Dollars per square foot of the Premises of the Improvements Allowance toward (i) purchase and installation costs associated with (A) telecommunications equipment and installation, (B) furniture, fixtures and equipment, and (C) other specialty trade fixtures and equipment as elected by Tenant for the Premises, (ii) legal fees, and (iii) move-related expenses~~. Tenant may also apply up to Ten and 00/100 Dollars ($10.00) of any unused portion of the Improvements Allowance toward the payment of Base Rent.

5. Plans. If any plans and drawings are prepared by Landlord's architect or engineer, such plans and drawings will be prepared on Tenant's behalf and Tenant shall be solely responsible for the timely completion of all plans and drawings and for their compliance with all applicable codes, regulations, ordinances, laws and the like.

6. Approval. All plans and drawings (and changes thereto) shall be subject to Landlord's written approval, within five (5) business days of submittal to Landlord from Tenant, which approval (a) may be withheld or granted in Landlord's sole and absolute discretion with respect to plans and drawings related to structural Alterations and those non-structural Alterations which are visible from the exterior of the Premises; or (b) shall not be unreasonably withheld, conditioned or delayed with respect to plans and drawings related to all other non-structural Alterations. Such approval shall not constitute either (a) approval of any delay caused by Tenant or a waiver of any right or remedy that may arise as a result of such delay, or (b) Landlord's representation that such approved plans, drawings or changes comply with all Laws. Any deficiency in design or construction, although same had prior approval of Landlord, shall be solely the responsibility of Tenant. All materials and equipment furnished by Tenant shall be new or like-new and all work shall be done in a first-class workmanlike manner.

7. General Requirements.

(a) Tenant construction shall proceed only on the basis of the finally approved Construction Drawings. Material changes that occur during actual construction that differ from same shall require alterations at Tenant's expense to restore compliance with the finally approved Construction Drawings. No drawings are considered "approved" unless they bear Landlord's signature of approval.

(b) Landlord shall have no obligation or responsibility to Tenant in respect of minor deviations in the actual dimensions of the Premises. Tenant shall have the affirmative obligation to

conduct an on-site verification of all measurements and dimensions prior to letting any contracts for the performance of Tenant's Work and prior to ordering the fabrication of any trade fixtures.

(c) Upon Landlord's approval of the Construction Drawings, Tenant shall submit the following to Landlord:

1. Names of general contractor (including main office name, address, phone and fax, and, as soon as it becomes available, project manager name, direct phone, fax, cell phone and email address, superintendent and field supervisor name, direct phone, job phone, cell phone, fax and email address) and all subcontractors (with full contact information for office and field supervision as listed above for general contractor), all of which shall be subject to Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed;

2. Contractor's/subcontractors' bond;

3. Tenant/contractor insurance coverage;

4. Copy of building permit(s);

5. Completion schedule from Tenant's contractor; and

6. Proof of utility application/deposit to Landlord, if applicable.

8. Completion of Tenant's Work. Tenant will perform and complete Tenant's Work in compliance with such rules and regulations as Landlord and its architect and contractor, or contractors, may make.

9. Non-Interference. Any construction or other work that produces excessive noise or otherwise interferes with other tenants of the Building shall be performed at times other than Building Hours. Landlord may stop any construction or other work that interferes with the activities of other tenants of the Building during Building Hours.

10. Obligations of Tenant Before Term Begins. Tenant shall perform promptly such of its monetary and other obligations contained in this Exhibit and the Lease as are to be performed by it whether the same accrue before or after the Commencement Date.

11. Completion of Tenant's Work. At such time as Tenant's Work shall be completed, Tenant, at its sole cost and expense and without cost to Landlord shall:

(a) Furnish evidence satisfactory to Landlord that all of Tenant's Work has been completed and paid for in full (and such work has been accepted by Landlord), that any and all liens therefor that have been or might be filed have been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived, and that no security interests relating thereto are outstanding;

(b) Reimburse Landlord for the cost of any Tenant's Work done for Tenant by Landlord;

(c) Furnish to Landlord all certifications and approvals with respect to Tenant's Work that may be required from any governmental authority and any board of fire underwriters or similar body for the use and occupancy of the Premises;

(d) Furnish Landlord with two (2) sets of complete "as built" drawings (including, but not limited to, mechanical, electrical, plumbing, fire-protection, fire-alarm and architectural as-built drawings) and CADD files of the Premises;

(e) Furnish to Landlord the insurance required by the Lease;

(f) Furnish an affidavit from Tenant's architect certifying that all work performed in the Premises is in accordance with the Construction Drawings approved by Landlord;

(g) Furnish all guaranties and/or warranties in accordance with this Exhibit; and

(h) Furnish a certified HVAC Test and Balance Report (reasonably satisfactory to Landlord).

12. Work Standards. All of Tenant's Work shall be done and installed in compliance with all Laws and with the overall design and construction standards of the Building.

13. Permits. As expeditiously as possible, Tenant shall file all applications, plans and specifications, pay all fees and obtain all permits, certificates and other approvals required by the jurisdiction in which the Building is located and any other authorities having jurisdiction in connection with the commencement and completion of Tenant's Work, and diligently and in good faith pursue same so that all permits and approvals are issued as soon as practicable. If minor modifications are at any time required by government authorities to any such plans or specifications, then Tenant shall make such modifications. Tenant shall permit Landlord to assist Tenant in obtaining all such permits and other items. Tenant shall permit Landlord to assist Tenant in obtaining all such permits and other items. Tenant shall obtain a Non-Residential Use and Occupancy Permit and all other approvals required for Tenant to use and occupy the Premises and to open for business to the public. Copies of all building permits/occupancy permits are to be forwarded to Landlord.

14. Contractor Insurance. Tenant's contractors and subcontractors shall be required to provide, in addition to the insurance required of Tenant pursuant to the Lease, the following types of insurance:

(a) Builder's Risk Insurance. At all times during the period between the commencement of construction of Tenant's Work and the date (the "Opening Date") on which Tenant opens the Premises for business with the public with a valid certificate of occupancy (or use and occupancy permit, as applicable) in place, Tenant shall maintain, or cause to be maintained, casualty insurance in Builder's Risk Form covering Landlord, Landlord's architects, Landlord's contractor or subcontractors, Tenant and Tenant's contractors, as their interest may appear, against loss or damage by fire, vandalism, and malicious mischief and other such risks as are customarily covered by the so-called "broad form extended coverage endorsement" upon all Tenant's Work in place and all materials stored at the site of Tenant's Work, and all materials, equipment, supplies and temporary structures of all kinds incident to Tenant's Work and builder's machinery, tools and equipment, all while forming a part of, or on the Premises, or when adjacent thereto, while on drives, sidewalks, streets or alleys, all on a completed value basis for the full insurable value at all times. Said Builder's Risk Insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord, its agents, employees and contractors.

(b) Worker's Compensation. At all times during the period of construction of Tenant's Work, Tenant's contractors and subcontractors shall maintain in effect statutory worker's compensation as required by the jurisdiction in which the Building is located.

15. Contractor Liability. Tenant assumes the responsibility and liability for any and all injuries or death of any or all persons, including Tenant's contractors and subcontractors, and their respective employees, and for any and all damages to property caused by, or resulting from or arising out of any act or omission on the part of Tenant. Tenant's contractors or subcontractors or their respective employees, in the prosecution of Tenant's Work, and with respect to such work, agree to indemnify and save free and harmless Landlord from and against all losses and/or expenses, including reasonable legal fees and expenses which they may suffer or pay as the result of any damage to the Building or claims or lawsuits due to, because of, or arising out of any and all such injuries or death and/or damage, whether real or alleged; and Tenant and Tenant's contractors and/or subcontractors or their respective insurance companies shall assume and defend at their own expense all such claims or lawsuits. Tenant agrees to

insure this assumed liability in its policy of Broad Form Commercial General Liability insurance and the certificate of insurance or copy of the policy that Tenant will present to Landlord shall so indicate such contractual coverage.

16. Coordination. Landlord and Tenant acknowledge that to accommodate Tenant's desired occupancy date, Landlord and Tenant agree to cooperate with each other in the performance of their respective work, if any, and shall coordinate their respective work so that such work shall not interfere with, or delay the completion of, the work being performed by the other, or by other lessees in the Building. Tenant shall schedule and coordinate with Landlord the construction of Tenant's Work (and the means and times of access to and from the Premises by Tenant and Tenant's contractors, subcontractors, deliverymen and agents) so as not to interfere with the normal operations of the Building or the operations of or construction for other tenants in the Building. All use of elevators is subject to scheduling by Landlord and governmental restrictions.

17. Roof. Landlord retains the sole right to disallow any and all roof penetrations by Tenant and roof installation of equipment and/or structures by Tenant.

18. Loads. No item shall be mounted on or hung from the interior or exterior of the Building by Tenant without Landlord's prior written approval. If Tenant desires to mount or hang anything, Tenant shall notify Landlord of the loads involved and shall pay all costs involved.

19. Ducts. Tenant shall permit Landlord or its agent to install, maintain, repair and replace in the ceiling space and/or under the concrete slab, adjacent to demising partitions and free standing columns, electrical, water or other lines and/or ducts that may be required to serve the Common Areas or others in the Building.

20. Contractor Responsibilities. It shall be Tenant's responsibility to cause each of Tenant's contractors and subcontractors to:

(a) Maintain continuous protection of any premises adjacent to the Premises in such a manner (including the use of lights, guardrails, barricades and dust-proof partitions where required) as to prevent any damage to the adjacent premises by reason of the performance of Tenant's Work.

(b) Secure all parts of Tenant's Work against accident, storm, and any other hazard.

(c) If Tenant's construction is not complete so that the public is protected, Landlord at its sole discretion may require Tenant to shield the Premises from the public view.

(d) Remove and dispose of, at Tenant's sole cost and expense, at least daily and more frequently as Landlord may direct, all debris and rubbish caused by or resulting from Tenant's Work, and upon completion, to remove all temporary structures, surplus materials, debris and rubbish of whatever kind remaining on any part of the Building or in proximity thereto which was brought in or created in the performance of Tenant's Work (including stocking refuse). If at any time Tenant's contractors and subcontractors shall neglect, refuse or fail to remove any debris, rubbish, surplus materials, or temporary structures, Landlord at its sole option may remove the same at Tenant's expense without prior notice.

(e) Use only the Premises for the performance of Tenant's Work. Entry into areas unrelated to the performance of Tenant's Work is prohibited.

(f) Guarantee that the work done by it will be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Tenant shall also require that any such contractors and subcontractors shall be responsible for the replacement or repair without charge for any and all work done or furnished by or through such contractors or subcontractors which becomes defective within one (1) year after completion. Replacement or repair of such work shall include, without charge, all expenses and damages in connection with such removal, replacement, or repair of all or any part of such work, or any part of the Building which may have been

damaged or disturbed thereby. All warranties or guarantees as to materials or workmanship or with respect to Tenant's Work shall be contained in the contract or subcontract, which shall provide that said guarantees or warranties shall inure to the benefit of both Landlord and Tenant and be directly enforceable by either of them. Tenant covenants to give to Landlord any assignment or other assurance necessary to effect such right of direct enforcement.

21. Utilities. In connection with utility service to the Premises, all applications, deposits, installation charges and arrangement for the same (except those provided by Landlord) shall be the sole responsibility of Tenant. From and after the Commencement Date, all utility charges shall be paid pursuant to the terms of the Lease.

EXHIBIT C

DECLARATION OF COMMENCEMENT DATE

This Declaration of Commencement Date is made as of _____________, 2010, by **SUNRISE CAMPUS INVESTORS, LLC** ("Landlord"), and **TIER TECHNOLOGIES, INC.** ("Tenant"), who agree as follows:

1. Landlord and Tenant entered into a Deed of Lease dated December ___, 2009, in which Landlord leased to Tenant and Tenant leased from Landlord certain Premises described therein in the office building located at 11130 Sunrise Valley Drive, Reston, Virginia (the "Building"). All capitalized terms herein are as defined in the Lease.

2. Pursuant to the Lease, Landlord and Tenant agreed to and do hereby confirm the following matters as of the Commencement Date of the Term:

   a. the Commencement Date of the Lease is December ____, 2009;

   b. the Lease Expiration Date of the Lease is April 30, 2018;

   c. the number of rentable square feet of the Premises is 25,583;

   d. Tenant's Pro Rata Share of Operating Expenses is 38.02%; and

   e. Tenant's Pro Rata Share of Real Estate Taxes is 38.02%.

3. Tenant confirms that:

   a. it has accepted possession of the Premises as provided in the Lease;

   b. any work required to be performed or furnished by Landlord under the Lease has been completed and/or furnished;

   c. Landlord has fulfilled all of its obligations under the Lease as of the date hereof;

   d. the Lease is in full force and effect and has not been modified, altered, or amended, except as follows: ________________________________; and

   e. there are no set-offs or credits against Rent, and no Security Deposit or prepaid Rent has been paid except as provided by the Lease.

4. The provisions of this Declaration of Commencement Date shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors and assigns, and to all mortgagees of the Building, subject to the restrictions on assignment and subleasing contained in the Lease, and are hereby attached to and made a part of this Lease.

LANDLORD:

WITNESS:

SUNRISE CAMPUS INVESTORS, LLC, a Virginia limited liability company

____

By: ______________________________
Name:
Title:

TENANT:

WITNESS:

TIER TECHNOLOGIES, INC., a Delaware corporation

____

By: ______________________________
Name:
Title:

EXHIBIT D

RULES & REGULATIONS

1. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances (including without limitation coffee grounds) shall be thrown therein. All damages resulting from misuse of the fixtures shall be borne by Tenant if Tenant or its servants, employees, agents, visitors or licensees shall have caused the same.

2. No cooking (except for hot-plate and microwave cooking by Tenants' employees for their own consumption, the location and equipment of which is first approved by Landlord), sleeping or lodging shall be permitted by any tenant on the Premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

3. No inflammable, combustible, or explosive fluid, material, chemical or substance shall be brought or kept upon, in or about the Premises. Fire protection devices, in and about the Building, shall not be obstructed or encumbered in any way.

4. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

5. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by its agents, contractors, jobbers or others, in the delivery or receipt of merchandise, freight, or other matters, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards, and such other safeguards as Landlord may require, and Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries to Tenant in the Building. Deliveries of mail, freight or bulky packages shall be made through the freight entrance or through doors specified by Landlord for such purpose.

6. Mats, trash or other objects shall not be placed in the public corridors. The sidewalks, entries, passages, elevators, public corridors and staircases and other parts of the Building which are not occupied by Tenant shall not be obstructed or used for any other purpose than ingress or egress.

7. Tenant shall not install or permit the installation of any awnings, shades, draperies and/or other similar window coverings, treatments or like items visible from the exterior of the Premises other than those approved by the Landlord in writing.

8. Tenant shall not construct, maintain, use or operate within said Premises or elsewhere in the Building or on the outside of the Building, any equipment or machinery which produces music, sound or noise which is audible beyond the Premises.

9. Motor scooters or any other type of vehicle shall not be brought into the lobby or elevators of the Building or into the Premises except for those vehicles which are used by a physically disabled person in the Premises.

10. All blinds for exterior windows shall be building standard and shall be maintained by Tenant.

11. No additional locks shall be placed upon doors to or within the Premises except as shall be necessary adequately to safeguard United States Government security classified documents stored with the Premises. The doors leading to the corridors or main hall shall be kept closed during business hours, except as the same may be used for ingress or egress.

12. Tenant shall maintain and clean all areas or rooms within the Premises in which security classified work is being conducted or in which such work is stored; Landlord shall not provide

standard janitorial service to such areas, the provisions of Section 9 of this Lease notwithstanding.

13. No carpet, rug or other article shall be hung or shaken out of any window of the Building; and Tenant shall not sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevator, or out of the doors or windows or stairways of the Building. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

14. Landlord reserves the right to exclude from the Building on weekdays between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on weekends and legal holidays, all persons who do not present a pass to the Building signed by Landlord; provided, however, that reasonable access for Tenant's employees and customers shall be accorded. Landlord will furnish passes to persons for whom Tenant requires same in writing. Tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Landlord for all acts of such persons.

15. Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Landlord with respect to the Building's air conditioning and ventilation systems.

16. Tenant will replace all broken or cracked interior glass windows and doors in the Premises at its own expense, with glass of like kind and quality, provided that such windows and doors are not broken or cracked by Landlord, its employees, agents or contractors.

17. In the event it becomes necessary for the Landlord to gain access to the under floor electric and telephone distribution system for purposes of adding or removing wiring, then upon request by Landlord, Tenant agrees to temporarily remove the carpet over the access covers to the under floor ducts for such period of time until work to be performed has been completed. The cost of such work shall be borne by Landlord except to the extent such work was requested by or is intended to benefit Tenant or the Premises, in which case the cost shall be borne by Tenant.

18. Violation of these rules, or any amendments thereof or additions thereto, may be considered a default of Tenant's lease and shall be sufficient cause for termination of this Lease at the option of Landlord.

EXHIBIT E

FORM OF FITNESS FACILITY WAIVER OF LIABILITY

As a condition to, and in consideration of, my use of the Fitness Facility, inclusive of exercise, cardiovascular, and weight training facilities and equipment, bathroom and shower facilities and personal training and massage personal care services, if any, all located at 11190 Sunrise Valley Drive, Reston, Virginia (collectively and individually hereinafter referred to and described as the "Facility"), I hereby certify, covenant, and agree as follows:

1. I am in good physical condition. I am familiar with and able to competently use the equipment, machines, mats, mirrors, services and other furnishings and equipment (collectively, the "Equipment") located in or provided by or in connection with the Facility. I am familiar with and able to participate in exercise and fitness activities available in the Facility, without any medical restrictions. I will do all exercise, use the Equipment and participate in all activities at the Facility at my own pace and at my own risk. I agree to follow all instructions regarding the use of the Equipment and to use the Equipment in a safe and responsible manner. I understand that at all times the Facility is unmanned and unsupervised during its hours of operation. I recognize the inherent risk in using the Equipment and participating in any of the services that may be provided in connection with the Facility. Except to the extent arising from the gross negligence or willful misconduct of owners or operators of the Facility, I hereby assume the risk of any and all accidents, injuries and damages of any kind which may be sustained by me or any other person or the Equipment and which are caused by or in connection with my or such other person's use of the Equipment or participation in any of the services provided by the Facility.

2. I understand and agree that neither SUNRISE CAMPUS INVESTORS, LLC nor any of their employees, personnel or agents of the owner or operator of the Facility, if any, makes any representation or warranty to me regarding the Facility or the fitness for use or suitability of the Equipment for the purpose for which I intend or have represented that I intend to use the Facility and the Equipment.

3. I understand that none of the employees, personnel or agents of the owner or operator of the Facility has any expertise in diagnosing, examining or treating medical conditions of any kind, or in determining the effect of any specific exercise on any medical condition(s).

4. I grant permission for first aid, C.P.R. and/or ambulance service to be given to me in an emergency, as determined at the sole discretion of any of the employees, personnel or agents of the owner or operator of the Facility, and I agree that I will be solely responsible for any medical costs or expenses or any loss, liability or damage which may arise as a result thereof, or as a result of my use of the Facility in any manner whatsoever.

5. I acknowledge that I have read and understood this Waiver of Liability and all posted rules and regulations (the "Rules and Regulations") governing the use and hours of operation of the Facility. I agree to fully comply with this Waiver of Liability and the Rules and Regulations as they are amended from time to time and posted in the Facility.

6. I will not provide access to the Facility to any person who has not executed and delivered to the operator of the Facility a Waiver of Liability in this form and not received the express written permission of such operator to use the Facility.

7. I understand that in participating in one or more exercise, fitness or other activities at the Facility that there is a possibility of accidental or other physical injury or death to me or of loss or damage to my property. Except to the extent arising from the gross negligence or willful misconduct of the owners or operators of the Facility, I agree to assume all risk of such injury or death to me and of such loss of or damage to my property, and further agree to indemnify and hold harmless, and not to seek any damages, compensation or recovery whatsoever from, SUNRISE CAMPUS INVESTORS, LLC, any tenants at 11190 Sunrise Valley Drive where the Center is located and any of their respective officers, directors, shareholders, partners, members, employees, personnel or agents (together, the "Indemnitees") with

respect to any and all liabilities, losses, costs, damages, claims, expenses (including attorneys' fees), actions, causes of action, suits or liabilities of every kind and nature whatsoever, including without limitation those as to illness, harm, bodily injuries, including death at any time resulting therefrom, and loss or damage to property, and the consequences therefrom, in any manner incident to, arising out of, or in consequence of my use of the Facility, except to the extent that any of the foregoing is caused by the intentional act or intentional omission of any of the Indemnitees.

I HAVE READ AND UNDERSTAND THE FOREGOING WAIVER OF LIABILITY.

Signature: ______________________________

Name (please Print): ______________________________

Company: ______________________________

Office Phone No.: ______________________________

Home Phone No.: ______________________________

Security Key No.: ______________________________

Signature/Date : ______________________________

EXHIBIT F

EXTERIOR SIGN SPECIFICATIONS

EXHIBIT G

HVAC SPECIFICATIONS

BPG Properties, Ltd.

HVAC

DESIGN CONDITIONS

A. Summer:

Maintain room conditions not in excess of 76 degrees F. dry bulb when outside conditions do not exceed 92 degrees F. dry bulb and 78 degrees wet bulb. The above capacities shall be maintained based on the following conditions:

1. Light-colored blinds, fully drawn, with slats at 45-degree angle coincident with peak sun load;
2. Electrical load, four watts per square foot;
3. People load based on one person per 150 square feet.

B. Winter:

Maintain room conditions of not less than 72 degrees F. when the outside dry bulb temperature is 10 degrees F.

DESCRIPTION OF HVAC SYSTEM

A. Rooftop Units: Tenant floors 1-3, one RTU per floor. Variable Air Volume Fans supply 55-degree air to tenant areas to all cooling only and fan power boxes. Third floor has all fan power boxes.

B. Fan Power Boxes: Located in ceiling on all exterior walls of each floor provides cooling and heating. Each box has a valve to control the volume of cool air and a fan with electric coils for heat.

C. Cooling-Only Boxes: Located in ceiling for the interior of the floors, except for third floor, to supply cooling. Each box has a valve to control air volume.

D. Exhaust Fans: Supply all ventilation for electrical, elevator, pump and bathroom areas. Located on roof and in exterior walls.

E. Computer Operation: Starts and stops bathroom exhaust fans, RTU 1 & 2, and hot water heaters.

NOTE: The third floor is controlled by a Trane gold control panel in Copy Room, not by the DSC 8500. The first floor also has a timed override switch in the storage room.

SEASONAL CHANGEOVER

Seasonal changeover consists of locking heat in or out by means of the VAV box circuit breaker.

11130 Sunrise Valley Drive, Suite 100, Reston, VA 20191 • Phone (703) 391-1481 • Fax (703) 391-1499

Type of Equipment: Roof Top Unit 90-Ton Supply Fan

Equipment location & No. Roof (3rd floor unit)

Mfg. Trane

Model SEHEC904WA83AD5D3D01XTNM-FAB

Serial No. J86K72643

CFM ______ RPM ______

Belt Size CX120

No. of Belts 4

Fan Pully Size 19"

No. of Filters 10

Size of Filters 23-1/2x45-3/4

Type of Filters 1" Media

Comp Mfg. ______

Model ______

Serial No. ______

GPM ______ Size ______

Suction Pressure ______

Discharge Pressure ______

Motor Mfg. Century Electric

Model 6-348750-F2

Service No. ______

H.P. 20 Fram Size S256T

Phase 3 RPM 1750

Voltage 230/460 Rated AMPS 50/25

Running AMPS 13

Panel Location & No. 3rd floor Electric Room

Frequency of Lubrication Semiannual

Type of Lubrication Grease & oil

Consumable Parts & Nos. Belts & filters

Operating Hours ______

Notes 1) Unit has 2 supply fan motors. 2) Unit has 2 supply fan pulleys

Type of preventative maintenance required and the frequency of ______

Documents need ASAP

A. Manufacturer recommended preventative maintenance procedures.

B. Equipment parts list.

Type of Equipment: Roof Top Unit 90-Ton Exhaust Fan

Equipment location & No. ____	Motor Mfg. Century Electric
Roof (3rd floor unit)	Model 6-348750-F2
	Service No. ____
	H.P. 20 Fram Size S256I
Mfg. Trane	Phase 3 RPM 1750
Model ____	Voltage 230/460 Rated AMPS ____
Serial No. ____	____ Running AMPS 10
CFM ____ RPM ____	Panel Location & No. ____
Belt Size CX112	
No. of Belts 2	
Fan Pully Size 20-1/2"	
No. of Filters ____	
Size of Filters ____	Frequency of Lubrication Semiannual
Type of Filters ____	Type of Lubrication Grease & oil
	Consumable Parts & Nos. Belts
Pump Mfg. ____	
Model ____	Operating Hours ____
Serial No. ____	Notes ____
GPM ____ Size ____	
Suction Pressure ____	
Discharge Pressure ____	

Type of preventative maintenance required and the frequency of ____

Documents need ASAP

A. Manufacturer recommended preventative maintenance procedures.

B. Equipment parts list.

11130 Sunrise Valley Drive, Suite 100, Reston, VA 20191 • Phone (703) 391-1481 • Fax (703) 391-1499

Type of Equipment: Roof Top Unit 90-Ton Compressor

Equipment location & No. ______

Roof (3rd floor unit)

Mfg. Trane

Model ______

Serial No. ______

CFM ______ RPM ______

Belt Size ______

No. of Belts ______

Fan Pully Size ______

No. of Filters ______

Size of Filters ______

Type of Filters ______

Comp Mfg. Trane (motor)

Model ______

Serial No. A6L40L1278

GPM ______ Size ______

Suction Pressure ______

Discharge Pressure ______

Motor Mfg. Trane

Model CRHR400C-2HAT

Serial No. A6L40L1284

H.P. ______ Fram Size ______

Phase 3 RPM ______

Voltage 460 Rated AMPS ______

Running AMPS 75

Panel Location & No. ______

Frequency of Lubrication ______

Type of Lubrication ______

Consumable Parts & Nos. ______

Operating Hours ______

Notes ______

Type of preventative maintenance required and the frequency of ______

Documents need ASAP

A. Manufacturer recommended preventative maintenance procedures.

B. Equipment parts list.

Type of Equipment: Roof Top Unit 90-Ton Condenser Fan

Equipment location & No. Roof (2nd & 3rd floor units)

Mfg. Trane

Model

Serial No.

CFM RPM

Belt Size

No. of Belts

Fan Pully Size

No. of Filters

Size of Filters

Type of Filters

Pump Mfg.

Model

Serial No.

GPM Size

Suction Pressure

Discharge Pressure

Motor Mfg. Century

Model 8-158069-01

Serial Code BD11

H.P. 1.0 Fram Size

Phase 3 RPM 1140

Voltage 460 Rated AMPS 1.8

Running AMPS 1.5

Panel Location & No.

Frequency of Lubrication Semiannual

Type of Lubrication Oil

Consumable Parts & Nos.

Operating Hours

Notes Units have 8 condenser fan motors

Type of preventative maintenance required and the frequency of

Documents need ASAP

A. Manufacturer recommended preventative maintenance procedures.

B. Equipment parts list.

11130 Sunrise Valley Drive, Suite 100, Reston, VA 20191 • Phone (703) 391-1481 • Fax (703) 391-1499

EXHIBIT H

WHEN RECORDED MAIL TO:

____

____

Loan # _____

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement"), dated this ______ day of _______, 20__, between __________. ("Tenant"), and ________________________, a Delaware corporation ("Lender"), having its principal place of business at ______________________ Street, ____ Floor, Chicago, Illinois 606__.

RECITALS:

A. Tenant is the lessee under that certain lease executed between Tenant and ____________________("Landlord"), dated ________________, 19___ (the lease and all amendments thereto are hereinafter referred to as the "Lease"), covering all or a portion of the Property. Landlord is the owner of the Property.

B. Lender is making a loan (the "Loan") to Landlord which is secured, in part, by the lien of a mortgage executed and delivered by Landlord to Lender encumbering the Property (the "Mortgage").

C. As a condition to making the Loan, Lender requires that Tenant enter into this subordination, attornment and non-disturbance agreement.

NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, and with Tenant understanding that Lender will rely on this document in making the Loan, the parties agree as follows:

1. The Lease and all terms thereof, including, without limitation, any options to purchase, rights of first refusal, and any similar rights, are and shall be subject and subordinate to the Mortgage, and to all amendments, modifications, replacements and extensions thereof, to the full extent of the principal, interest, fees, expenses and all other amounts secured thereby.

2. If at any time Lender elects to foreclose under the Mortgage or exercise any of its rights or remedies thereunder, Lender will not join Tenant in summary or foreclosure proceedings as long as Tenant has not amended the Lease without Lender's prior written consent and is not in default under the Lease.

3. If Lender succeeds to the interest of Landlord under the Lease and there exists no default by Tenant under the Lease and Tenant has not amended the Lease without Lender's prior written consent, Lender agrees that, so long as Tenant is not in default under the Lease, Lender will not disturb or otherwise interfere with Tenant's possession of the leased premises for the unexpired term of the Lease, provided that Lender shall not be:

(a) liable or responsible in any way for any act or omission of Landlord or any prior landlord under the Lease;

(b) subject to any offsets, defenses or counterclaims which Tenant might have against Landlord or any prior landlord;

(c) bound by any rent or additional rent which Tenant might have paid for more than the current month to Landlord or any prior landlord;

(d) bound by any amendment or modification of the Lease made without Lender's prior written consent; or

(e) liable for any security deposit Tenant might have paid to Landlord or any prior landlord, except to the extent Lender has actually received said security deposit.

4. Upon Lender's succeeding to Landlord's interest under the Lease, Tenant covenants and agrees to attorn to Lender or a purchaser at a foreclosure or trustee's sale, to recognize such successor landlord as Tenant's landlord under the Lease, and to be bound by and perform all of the obligations and conditions imposed upon Tenant by the Lease. If requested by Lender or any subsequent owner, Tenant shall execute a new lease with Lender, for a term equal to the remaining term of the Lease and otherwise containing the same provisions and covenants of the Lease.

5. Prior to terminating the Lease due to a default by Landlord thereunder, Tenant agrees to notify Lender of such default and give Lender the opportunity to cure such default within thirty (30) days of Lender's receipt of such notice (or, if such default cannot reasonably be cured within such thirty (30) day period, Lender shall have such longer time as may be necessary to cure the default; <u>provided</u> that Lender commences the cure within such period and diligently pursues the cure thereafter).

6. This Agreement shall be binding upon and inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto.

7. This Agreement can be modified only in writing duly executed by both parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

TENANT:	LENDER:
______________________	______________________
By: ______________________	By: ______________________
Authorized Officer	Authorized Officer

Exhibit "A"

insert legal description

CERTIFICATE OF ACKNOWLEDGMENT

STATE OF ________________
COUNTY OF ____________________

On ___________________________, before me, ________________________________, notary public, personally appeared ____, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature_______________________

(Seal)

EXHIBIT I

RESERVED PARKING LOCATION


Exhibit I - Reserved Parking Spaces
Reserved Tier Technology
Reserved Tier Technology
Reserved Tier Technology
Reserved Tier Technology
Reserved Tier Technology
Reserved Tier Technology
Reserved Tier Technology
Partially Covered Spaces
Non-covered spaces
Reserved Tier Technology
Reserved Tier Technology
Reserved
Reserved
Reserved
Reserved
Reserved
Reserved
Reserved
Reserved
Reserved
Covered Spaces
Non-covered spaces
Reserved Tier Technology
Reserved Tier Technology
Reserved
Reserved
[redacted]
Reserved
Reserved
Reserved
Handicap
Handicap
Covered Spaces
Non-covered spaces
11130 BUILDING